Free Writing Prospectus for
Carrington Mortgage Loan Trust, Series 2007-HE1
(filed pursuant to Rule 433; SEC file No. 333-139507)

SUBJECT TO REVISION Dated June 25, 2007

MBS New Issue Free Writing Prospectus

$361,018,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Carrington Mortgage Services, LLC
Servicer

Wells Fargo Bank, N.A.
Master Servicer & Securities Administrator

EMC Mortgage Corporation
Interim Servicer & Responsible Party

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-HE1
Issuing Entity

June 25, 2007

BEAR, STEARNS & CO. INC.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Offered Certificates described herein, supersedes any information contained in any prior similar materials relating to the Offered Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change by information contained in a preliminary prospectus relating to the Offered Certificates. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Offered Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Offered Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Offered Certificates, until we have conveyed to you a preliminary prospectus relating to the Offered Certificates and we have accepted your offer to purchase Offered Certificates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE REGARDING THE CONDITIONS
FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The Offered Certificates referred to in these materials are being offered when, as and if issued. The depositor is not obligated to issue such Offered Certificates or any similar security and the underwriter’s obligation to deliver such Offered Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such Offered Certificates when, as and if issued by the issuing entity. You are advised that the terms of the Offered Certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of Offered Certificates may be split, combined or eliminated). You are advised that Offered Certificates may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such Offered Certificates to you is conditioned on the mortgage loans and Offered Certificates having the characteristics described in these materials. If for any reason the issuing entity does not deliver such Offered Certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the Offered Certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-337-1385.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

$361,018,000 (Approximate)

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset-Backed Pass-Through Certificates

Carrington Securities, LP
Sponsor

Carrington Mortgage Services, LLC
Servicer

Wells Fargo Bank, N.A.
Master Servicer & Securities Administrator

EMC Mortgage Corporation
Interim Servicer & Responsible Party

Stanwich Asset Acceptance Company, L.L.C.
Depositor

Carrington Mortgage Loan Trust, Series 2007-HE1
Issuing Entity
Transaction Highlights
Offered Classes	Balance(3)	Description(4)	Benchmark	Expected Ratings (Moody’s/S&P/Fitch/DBRS)	Avg Life(2) Call(1) / Mat	Principal Distribution Window (2) Call(1) / Mat	Initial Credit Support (%) (Approximate)
A-1	$147,321,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA / AAA	1.00 / 1.00	1 - 22 / 1 - 22	28.50
A-2	$64,598,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA / AAA	2.00 / 2.00	22 - 28 / 22 - 28	28.50
A-3	$45,872,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA / AAA	3.00 / 3.00	28 - 74 / 28 - 74	28.50
A-4	$18,429,000	FLT/SEN	1M LIBOR	Aaa / AAA / AAA / AAA	6.43 / 8.88	74 - 78 / 74 - 186	28.50
M-1	$27,236,000	FLT/MEZZ	1M LIBOR	Aa1 / AA+ / AA+ / AA (high)	5.15 / 5.67	50 - 78 / 50 - 165	21.45
M-2	$16,998,000	FLT/MEZZ	1M LIBOR	Aa2 / AA / AA / AA	4.71 / 5.22	45 - 78 / 45 - 154	17.05
M-3	$7,920,000	FLT/MEZZ	1M LIBOR	Aa3 / AA- / AA- / AA (low)	4.59 / 5.08	43 - 78 / 43 - 146	15.00
M-4	$7,340,000	FLT/MEZZ	1M LIBOR	A1 / A+ / A+ / A (high)	4.54 / 5.01	42 - 78 / 42 - 141	13.10
M-5	$6,954,000	FLT/MEZZ	1M LIBOR	A2 / A / A / A	4.50 / 4.95	41 - 78 / 41 - 136	11.30
M-6	$6,567,000	FLT/MEZZ	1M LIBOR	A3 / A- / A- / A (low)	4.46 / 4.90	40 - 78 / 40 - 131	9.60
M-7	$6,181,000	FLT/MEZZ	1M LIBOR	Baa1 / BBB+ / BBB+ / BBB (high)	4.44 / 4.85	39 - 78 / 39 - 125	8.00
M-8	$5,602,000	FLT/MEZZ	1M LIBOR	Baa2 / BBB / BBB / BBB (high)	4.42 / 4.79	39 - 78 / 39 - 118	6.55
M-9(5)	$5,022,000	FLT/MEZZ	1M LIBOR	Baa3 / BBB- / BBB / BBB	4.40 / 4.72	38 - 78 / 38 - 111	5.25
1.	Certificates are priced to the 10% optional clean-up call.
2.	Based on the pricing prepayment assumption described herein.
3.	Certificate sizes are approximate, subject to a +/- 5% variance in the outstanding principal balance of the Mortgage Loans.
4.
For the Interest Accrual Period for each Distribution Date after the date on which the aggregate principal balance of the Mortgage Loans remaining in the mortgage pool is reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the related margin will increase to 2.0 times the related original margin for each Class A Certificate and 1.5 times the related original margin for any Mezzanine Certificate.

5.	The Class M-9 Certificates are not offered hereby.
Pricing Prepayment Assumption

2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR linearly by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR linearly by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-Rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR linearly over 12 months and remaining at 23.0% CPR thereafter.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Transaction Overview
Issuing Entity:	Carrington Mortgage Loan Trust, Series 2007-HE1.
Depositor:	Stanwich Asset Acceptance Company, L.L.C.
Sponsor:	Carrington Securities, LP.
Servicer:	Carrington Mortgage Services, LLC.
Master Servicer & Securities Administrator:	Wells Fargo Bank, N.A.
Interim Servicer & Responsible Party:
EMC Mortgage Corporation. EMC Mortgage Corporation, as Interim Servicer, will service the mortgage loans to, but not including, the Interim Servicing Transfer Date. EMC Mortgage Corporation, as Responsible Party, makes certain representations and warranties with respect to the Mortgage Loans and has certain obligations with respect to the repurchase and substitution of the Mortgage Loans.

Originators:
Approximately 71.15% and 13.53% of the mortgage loans were originated by the Encore Credit division of Bear Stearns Residential Mortgage Corporation and Aegis Mortgage Corporation, respectively, which are not affiliates of Carrington Securities, LP. Except as described in the preceding sentence, no originator or group of affiliated originators originated greater than 10% of the Mortgage Loans. The remaining 15.32% of the mortgage loans were originated by various originators, which are not affiliates of Carrington Securities, LP.

Trustee:	HSBC Bank USA, National Association.
Custodian:	LaSalle Bank National Association.
Lead Manager:	Bear, Stearns & Co. Inc.
Co-Manager:	J.P. Morgan Securities Inc.
Selected Dealer:	Carrington Investment Services, LLC, an affiliate of the Depositor and Sponsor.
Swap Counterparty:	Swiss Re Financial Products Corporation.
Offered Certificates:
Approximately $276,220,000 senior floating-rate certificates consisting of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the “Class A Certificates”) and approximately $84,798,000 mezzanine floating rate certificates consisting of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, with the Class M-9 Certificates, the “Class M Certificates” or the “Mezzanine Certificates”). The Class A Certificates and the Mezzanine Certificates (other than the Class M-9 Certificates) are referred to herein as the “Offered Certificates”. The Offered Certificates and the Class M-9 Certificates are backed by adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first lien and second lien, closed-end, subprime mortgage loans (the “Mortgage Loans”).

Non-Offered Certificates:	The Class M-9, Class CE-1, Class CE-2, Class P and Class R Certificates will not be offered pursuant to the Preliminary Prospectus or the prospectus.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Transaction Overview
Mortgage Loans:
It is expected that as of June 1, 2007, the Mortgage Loans will consist of approximately 1,745 adjustable-rate and fixed-rate, interest-only, balloon and fully-amortizing, first and second lien, closed-end, subprime mortgage loans, with a scheduled principal balance of approximately $386,322,237.62.

As of the close of business on May 31, 2007, none of the Mortgage Loans (to be included in the mortgage pool as of the Closing Date) were 30 or more days delinquent in the payment of principal and/or interest.

Silent Seconds:
To the Sponsor’s knowledge, approximately 1.12% of the first-lien Mortgage Loans are secured by mortgaged properties with respect to which second-lien mortgage loans were originated at the same time as the first-lien Mortgage Loan. These second-lien mortgage loans may or may not be part of the mortgage pool. The owners of the mortgaged properties may obtain second-lien mortgage loans at any time without the Sponsor’s knowledge and, thus, more mortgaged properties than described above may also secure second-lien mortgage loans.

Expected Pricing Date:	On or about June 29, 2007.
Closing Date:	On or about July 12, 2007.
Cut-off Date:	June 1, 2007.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in July 2007.
Record Date:	The business day immediately preceding each Distribution Date.
Interim Servicing Transfer Date:
The later to occur of (i) November 1, 2007 and (ii) the Servicer Qualification Date; provided however that if the Servicer Qualification Date has not occurred on or before February 1, 2008 then the Interim Servicing Transfer Date shall be February 1, 2008.

Servicer Qualification Date:
The date on which the Servicer is duly authorized and qualified to transact any and all business contemplated by the pooling and servicing agreement to be conducted by the Servicer thereunder in any state in which a mortgaged property is located or is otherwise not required under applicable law and, in any event, is in compliance with the doing business laws of any state, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the pooling and servicing agreement.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Transaction Overview
Servicing Transfer:
Prior to the Interim Servicing Transfer Date, EMC Mortgage Corporation will service the Mortgage Loans, as Servicer. On and after the Interim Servicing Transfer Date, (i) Carrington Mortgage Services, LLC will service the Mortgage Loans, as servicer if the Servicer Qualification Date has occurred on or before February 1, 2008 or (ii) Wells Fargo Bank, N.A. or its designee will service the Mortgage Loans as Servicer, if the Servicer Qualification Date has not occurred on or before February 1, 2008.

The term “Servicer” as used herein, shall refer to (i) EMC Mortgage Corporation prior to the Interim Servicing Transfer Date, (ii) Carrington Mortgage Services, LLC on and after the Interim Servicing Transfer Date if the Servicer Qualification Date has occurred on or before February 1, 2008 and (iii) Wells Fargo Bank, N.A. or its designee on and after the Interim Servicing Transfer Date, if the Servicer Qualification Date has not occurred on or before February 1, 2008.

The term “Master Servicer” as used herein, shall not include the Master Servicer in its capacity as successor servicer or as Servicer on and after the Interim Servicing Transfer Date, if the Servicer Qualification Date has not occurred on or before February 1, 2008.

Delay Days:	Zero days on all Class A and Mezzanine Certificates.
Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Interest Accrual Period:
The Interest Accrual Period for any Distribution Date and for the Class A Certificates and Mezzanine Certificates is the period commencing on the Distribution Date of the month immediately preceding the month in which the Distribution Date occurs or, in the case of the first Distribution Date, commencing on the Closing Date, and ending on the day preceding the Distribution Date. All distributions of interest on the Class A Certificates and Mezzanine Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date and each principal prepayment in full, is the period beginning on the 16th day of the calendar month immediately preceding the month in which the Distribution Date occurs (or with respect to the first Distribution Date, the period commencing on the Cut-Off Date) to the 15th day of the then current calendar month and, with respect to principal prepayments in part, the preceding calendar month.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Transaction Overview
ERISA Considerations:
Subject to the considerations described in “Certain ERISA Considerations” in the Preliminary Prospectus (specifically, in both the preliminary prospectus supplement and in the prospectus which together comprise the Preliminary Prospectus), the Class A-1 and Class A-2 Certificates are expected to be eligible for purchase by persons investing assets of employee benefit plans, individual retirement accounts or other retirement accounts or arrangements, provided that certain conditions are met. The depositor does not intend to rely on the Underwriter Exemption, as described in “Certain ERISA Considerations” in the Preliminary Prospectus (specifically, in both the preliminary prospectus supplement and in the prospectus which together comprise the Preliminary Prospectus), for the purchase and holding of the Class A-1 and Class A-2 Certificates prior to the termination of the Swap Agreement described in the Preliminary Prospectus. Fiduciaries of plans subject to ERISA or Section 4975 of the Internal Revenue Code are encouraged to consult with their legal advisors before investing in the Class A-1 or Class A-2 Certificates.

Until the Swap Agreement terminates in May 2011, the Class A-3 Certificates and Class A-4 Certificates and Mezzanine Certificates may not be purchased by or transferred to pension, profit-sharing or other employee benefit plans subject to ERISA, as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”). Each purchaser and transferee of a Class A-3 Certificate, a Class A-4 Certificate or a Mezzanine Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such certificate or interest therein, that it is not a Benefit Plan.

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).
Tax Status:	For federal income tax purposes, each Offered Certificate will represent beneficial ownership of a REMIC regular interest.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:
Class A and Class M-1 Certificates: $100,000 and integral multiples of $1 in excess thereof. Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates: $250,000 and integral multiples of $1 in excess thereof.

Optional Termination:
At its option, the majority holder of the Class CE-1 Certificates, in accordance with the terms of the pooling and servicing agreement, may purchase all of the Mortgage Loans, together with any properties in respect of such Mortgage Loans acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates, after the aggregate principal balance of (i) the Mortgage Loans remaining in the trust at the time of such purchase, and (ii) properties acquired in respect of such Mortgage Loans has been reduced to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Transaction Overview
Administrative Fees:
The sum of (i) the “Servicing Fee”, calculated at the “Servicing Fee Rate” of 0.500% per annum and (ii) the “Master Servicing Fee”’ calculated at the Master Servicing Fee Rate of 0.0185% per annum. The Trustee, the Custodian and the Securities Administrator will be compensated by the Master Servicer. Administrative Fees will be paid monthly on the stated principal balance of the Mortgage Loans.

Class CE-2 Certificates:
On and after the Interim Servicing Transfer Date, on each Distribution Date when and for so long as Carrington Mortgage Services, LLC is the servicer, the holder of the Class CE-2 Certificates will be entitled to 0.20% per annum on the aggregate principal balance of the Mortgage Loans serviced by Carrington Mortgage Services, LLC, which will be paid out of the Servicing Fee. The Class CE-2 Certificates will be delivered on the Closing Date to the Sponsor or its designee as partial consideration for the Mortgage Loans.

Principal & Interest Advances:
The applicable Servicer or the Master Servicer (in its capacity as successor servicer) is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable. The applicable Servicer or the Master Servicer (in its capacity as successor servicer) is entitled to be reimbursed for such advances, and therefore these advances are not a form of credit enhancement. To the extent provided in the pooling and servicing agreement, the Master Servicer, in its capacity as successor servicer, will be obligated to make any required advances that the applicable Servicer is required to make under the pooling and servicing agreement if the applicable Servicer fails to do so.

Servicing Advances:
The applicable Servicer or the Master Servicer (in its capacity as successor servicer) will pay all out-of-pocket costs related to its obligations, including, but not limited to: (i) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of such loan, (ii) the costs of any judicial proceedings, including foreclosures and (iii) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems all such costs to be recoverable. The applicable Servicer or the Master Servicer (in its capacity as successor servicer) is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
The applicable Servicer or the Master Servicer (in its capacity as successor servicer) is required to pay Compensating Interest up to the amount of the Servicing Fee to cover Prepayment Interest Shortfalls due to principal prepayments in full on the Mortgage Loans.

Credit Enhancement
Credit Enhancement:	1. Excess Spread 2. Overcollateralization 3. Subordination The trust will also enter into the Swap Agreement for the benefit of the Class A Certificates and Class M Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Credit Enhancement
Overcollateralization Amount:
The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (a) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to any REO Property) as of the last day of the related Due Period over (b) the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Target Amount:
The Overcollateralization Target Amount with respect to any Distribution Date is (a) prior to the Stepdown Date, an amount equal to 5.25% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (b) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (i) 10.50% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period and (ii) the Overcollateralization Floor Amount; or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and Class P Certificates to zero, the Overcollateralization Target Amount will be zero.

Overcollateralization Floor Amount:	An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount:
An Overcollateralization Increase Amount with respect to any Distribution Date equals the lesser of (a) the sum of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) payments made by the Swap Counterparty and available for distribution pursuant to item (7) under “Payments under the Swap Agreement” below for such Distribution Date and (b) the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount with respect to any Distribution Date is the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the excess, if any, of (i) the Overcollateralization Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The later to occur of:

(i) the earlier to occur of: (a) the Distribution Date occurring in July 2010 and (b) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero; and

(ii) the first Distribution Date on which the Credit Enhancement Percentage with respect to the Class A Certificates (calculated for this purpose only prior to any distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related Distribution Date) is greater than or equal to approximately 57.00%.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Credit Enhancement
Credit Support Depletion Date:	The first Distribution Date on which the Certificate Principal Balances of the Mezzanine and Class CE-1 Certificates have been reduced to zero.
Credit Enhancement Percentage:
The Credit Enhancement Percentage for any Distribution Date and for any class of certificates is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the classes of certificates with a lower distribution priority than such class (including the Class CE-1 Certificates), calculated after taking into account payments of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the related Distribution Date, by (y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Class	Initial(%) (Approximate)	Targeted On and After Stepdown Date(%) (Approximate)
A	28.50	57.00
M-1	21.45	42.90
M-2	17.05	34.10
M-3	15.00	30.00
M-4	13.10	26.20
M-5	11.30	22.60
M-6	9.60	19.20
M-7	8.00	16.00
M-8	6.55	13.10
M-9	5.25	10.50

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Credit Enhancement
Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

1)   the percentage obtained by dividing (i) the Rolling Three-Month Delinquency Average by (ii) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans related to REO Property) as of the last day of the previous calendar month, exceeds 28.07% of the then Credit Enhancement Percentage with respect to the Class A Certificates for the prior Distribution Date; or

2)   the aggregate amount of Realized Losses incurred since the Cut-Off Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-Off Date through the last day of the related Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date Occurring in	Percentage
July 2009 through June 2010	1.60% for the first Distribution Date in this period, plus an additional 1/12th of 2.20%for each Distribution Date thereafter
July 2010 through June 2011	3.80%for the first Distribution Date in this period, plus an additional 1/12th of 2.25%for each Distribution Date thereafter
July 2011 through June 2012	6.05% for the first Distribution Date in this period, plus an additional 1/12th of 1.80%for each Distribution Date thereafter
July 2012 through June 2013	7.85% for the first Distribution Date in this period, plus an additional 1/12th of 1.00%for each Distribution Date thereafter
July 2013 through June 2014	8.85% for the first Distribution Date in this period, plus an additional 1/12th of 0.10% for each Distribution Date thereafter
July 2014 and thereafter	8.95%

Subsequent Recoveries:
Subsequent Recoveries are unanticipated amounts received on a liquidated Mortgage Loan that resulted in a Realized Loss in a prior month. If Subsequent Recoveries are received, they will be included as part of the Principal Remittance Amount for the following Distribution Date and distributed in accordance with the priorities described in this free writing prospectus. In addition, after giving effect to all distributions on a Distribution Date, the amount of such Subsequent Recoveries will increase the Certificate Principal Balance first, of the Class A Certificates then outstanding, if a Realized Loss has been allocated to the Class A Certificates, on a pro-rata basis by the amount of such Subsequent Recoveries, and second, of the class of Mezzanine Certificates then outstanding with the highest distribution priority to which a Realized Loss was allocated. Thereafter, such class of Class A and Mezzanine Certificates will accrue interest on the increased Certificate Principal Balance.

REO Property:	REO Property is mortgaged property acquired by the applicable Servicer through foreclosure or deed-in-lieu of foreclosure.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Credit Enhancement
Rolling Three-Month Delinquency Average:
With respect to any Distribution Date, the average aggregate principal balance of the Mortgage Loans delinquent 60 days or more (including Mortgage Loans that (i) are in foreclosure, (ii) have been converted to REO Properties or (iii) have been discharged due to bankruptcy) for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Distribution of Interest
Interest Distribution Priority:
On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

1)    To the holders of each class of Class A Certificates, on a pro rata basis based on the entitlement of each such class, the Senior Interest Distribution Amount allocable to such class of Class A Certificates; and

2)    Sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates in that order, the Interest Distribution Amount allocable to each such class.

Principal Waterfall Prior to Stepdown Date or if a Trigger Event is in Effect
Principal Distribution Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1)   sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero; and

2)    sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero.

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in this section in respect of principal among the Class A Certificates will be disregarded, and the Principal Distribution Amount will be distributed to the remaining Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Principal Waterfall On or After Stepdown Date and when No Trigger Event is in Effect
Principal Distribution Priority:
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Principal Distribution Amount will be distributed in the following order of priority:

1)   sequentially, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, up to an amount equal to the Class A Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero; and:

2)   sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates in that order, up to an amount equal to the related class Principal Distribution Amount, until the Certificate Principal Balance of each such class has been reduced to zero.

On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in this section in respect of principal among the Class A Certificates will be disregarded, and the Principal Distribution Amount will be distributed to the remaining Class A Certificates on a pro rata basis in accordance with their respective outstanding Certificate Principal Balances.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Excess Cashflow Waterfall
Net Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

1)   To the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount;

2)   Sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates, in that order, in each case up to the related Interest Carry Forward Amount related to such certificates for such Distribution Date;

3)   Concurrently, on a pro rata basis, based on the amount of any Allocated Realized Loss Amounts previously allocated thereto that remain unreimbursed, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, and then sequentially to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount for such class of certificates for such Distribution Date;

4)   To the holders of the Class A Certificates on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such class and then sequentially to the holders of the Mezzanine Certificates any remaining Net WAC Rate Carryover Amount for each such class in their order of payment priority;

5)   To pay any Swap Termination Payments owed to the Swap Counterparty due to a Swap Counterparty Trigger Event;

6)   To the holders of the Class CE-1 Certificates as provided in the pooling and servicing agreement; and

7)   To the holders of the Residual Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and second, to the holders of the Residual Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Allocation of Losses
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated or covered on any Distribution Date as follows:

•     first, by Net Monthly Excess Cash Flow;

•     second, by any amounts available from the Swap Agreement for the related Distribution Date;

•     third, to the Class CE-1 Certificates, until the Certificate Principal Balance of the Class CE-1 Certificates has been reduced to zero;

•     fourth, to the Class M-9 Certificates, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

•     fifth, to the Class M-8 Certificates, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

•     sixth, to the Class M-7 Certificates, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

•     seventh, to the Class M-6 Certificates, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

•     eigth, to the Class M-5 Certificates, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

•     ninth, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

•     tenth, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

•     eleventh, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

•     twelfth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero; and

•     thirteenth, concurrently, to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on a pro rata basis based on the Certificate Principal Balance of each such class, until their respective Certificate Principal Balances have been reduced to zero.

Once Realized Losses are allocated to the Class A and Mezzanine Certificates, such amounts with respect to such certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of Subsequent Recoveries). However, Allocated Realized Loss Amounts may be distributed to the holders of the Class A and Mezzanine Certificates from Net Monthly Excess Cashflow, according to the priorities set forth under “Monthly Excess Cashflow Distributions” above and from payments under the Swap Agreement, according to the priorities set forth under “Payment Under the Swap Agreement” below.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Derivatives
Swap Agreement:
The Securities Administrator, on behalf of the trust, will enter into an interest rate swap agreement with the Swap Counterparty. On the business day prior to each Distribution Date, the Securities Administrator will deposit into a swap account amounts, if any, received from the Swap Counterparty. From amounts on deposit in a swap account, to the extent such amounts constitute net swap payments (as described below), distributions (to the extent of the principal portion of any Realized Losses) of amounts necessary to maintain the required level of overcollateralization, distributions in respect of Prepayment Interest Shortfalls and Net WAC Rate Carryover Amounts, and distributions in respect of the principal portion of Allocated Realized Loss Amounts previously allocated to the certificates that remain unreimbursed, will be made as described below. The swap account will not be an asset of any REMIC trust.

Under the Swap Agreement, on the business day prior to each Distribution Date, commencing with the Distribution Date in July 2007 and ending with the Distribution Date in May 2011, the Securities Administrator, on behalf of the trust, will be obligated to pay to the Swap Counterparty the Fixed Swap Payment and the Swap Counterparty will be obligated to pay to the Securities Administrator, on behalf of the trust, the Floating Swap Payment. A net swap payment will be required to be made on the business day prior to each Distribution Date (a) by the Securities Administrator to the Swap Counterparty, to the extent that the Fixed Swap Payment for such Distribution Date exceeds the Floating Swap Payment payable to the trust for such Distribution Date, or (b) by the Swap Counterparty to the Securities Administrator, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such Distribution Date.

The Swap Agreement will terminate immediately following the Distribution Date in May 2011, unless terminated earlier upon the occurrence of an “Event of Default” under the Swap Agreement, an early termination event under the Swap Agrement or an “Additional Termination Event” under the Swap Agreement.

Upon the occurrence of any Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an “Early Termination Date” (as defined in the ISDA Master Agreement). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”

Upon any Swap Early Termination, the Securities Administrator, on behalf of the trust, or the Swap Counterparty, may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the Securities Administrator, on behalf of the trust, is required to make a Swap Termination Payment to the Swap Counterparty, that payment will be paid on the business day prior to the related Distribution Date, and on the business day prior to any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Counterparty Trigger Event. The trust’s obligation to pay amounts in respect of a Swap Termination Payment resulting from a Swap Counterparty Trigger Event will be subordinated to distributions to the holders of the Class A and Mezzanine Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Derivatives
Swap Agreement Notional Balance:
With respect to the Swap Agreement and each calculation period specified below, the related notional balance specified in the table below for such calculation period. The first calculation period will end on the day before the Distribution Date in July 2007 and the forty-seventh calculation period will end on the day before the Distribution Date in May 2011:

Period	Notional Balance ($)(1)	Period	Notional Balance ($)(1)
1	359,280,000.00	25	105,130,208.79
2	356,323,282.43	26	92,658,898.88
3	352,160,929.66	27	82,083,102.15
4	346,782,653.58	28	76,802,135.10
5	340,188,223.65	29	76,802,135.10
6	332,388,231.06	30	76,802,135.10
7	323,404,599.22	31	76,802,135.10
8	313,270,989.20	32	73,347,579.00
9	302,033,307.78	33	69,647,764.20
10	289,750,783.92	34	65,695,854.61
11	276,553,921.44	35	61,989,866.72
12	262,846,931.46	36	58,557,137.31
13	249,769,352.98	37	55,370,451.79
14	237,291,875.94	38	52,487,945.84
15	225,386,570.52	39	49,977,421.90
16	214,026,821.57	40	47,616,191.70
17	203,187,266.17	41	45,374,229.15
18	192,843,734.22	42	43,245,227.26
19	182,973,191.83	43	41,223,063.19
20	173,546,515.25	44	39,302,050.03
21	164,446,043.61	45	37,476,822.85
22	154,951,551.18	46	35,742,314.31
23	135,968,534.65	47	34,093,749.14
24	119,475,950.99

(1) Approximate, subject to the variance in the outstanding principal balance of the mortgage loans described in footnote 3 under the table entitled "Transaction Highlights" on page 2 above.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Derivatives
Payments Under the Swap Agreement:
Pursuant to the Swap Agreement, amounts payable by the trust in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Counterparty Trigger Event) will be deducted from available funds before distributions to the holders of the Class A and Mezzanine Certificates. On the business day prior to each Distribution Date, such amounts will be distributed by the trust to the Swap Counterparty, first to make any net swap payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement.

Payments by the trust to the Swap Counterparty in respect of any Swap Termination Payment triggered by a Swap Counterparty Trigger Event pursuant to the Swap Agreement will be subordinated to distributions to the holders of the Class A Certificates and Mezzanine Certificates and will be paid by the trust to the Swap Counterparty as set forth in the pooling and servicing agreement.
Amounts payable by the Swap Counterparty to the Securities Administrator, on behalf of the trust, will be deposited by the Securities Administrator into the swap account. On each Distribution Date, to the extent required, the Securities Administrator will withdraw the following amounts from the swap account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority, in the case of items (4) and (6) through (8), to the extent not covered by Net Monthly Excess Cashflow:

1)   To the holders of the Class A Certificates, to pay any unpaid Senior Interest Distribution Amount allocable to such class of Class A Certificates, on a pro rata basis based on the entitlement of each such class (in each case to the extent not covered by the Interest Remittance Amount);

2)   To the holders of the Class A Certificates, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of Prepayment Interest Shortfalls (not covered by Compensating Interest) allocated to such certificates on such Distribution Date, on a pro rata basis, based on the amount of such Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed;

3)   To the holders of the Mezzanine Certificates, in their order of payment priority, to pay any unpaid Interest Distribution Amount allocable to each such class (in each case to the extent not covered by the Interest Remittance Amount);

4)   To the holders of the Mezzanine Certificates, in their order of payment priority, in each case up to the related unpaid Interest Carry Forward Amount related to such certificates for such Distribution Date;

5)   To the holders of the Mezzanine Certificates, in their order of payment priority, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of Prepayment Interest Shortfalls (not covered by Compensating Interest) allocated to such certificates on such Distribution Date;

6)   To the holders of the Class A Certificates, on a pro rata basis, based on the amount of Net WAC Rate Carryover Amounts previously allocated thereto that remain unreimbursed, and then sequentially to the holders of the Mezzanine Certificates, in their order of payment priority, the amount of any Net WAC Rate Carryover Amounts remaining unpaid as of that Distribution Date;

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Derivatives

7)   To the holders of the class or classes of Class A Certificates and Mezzanine Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributable as part of the Principal Distribution Amount, but only to the extent of the principal portion of Realized Losses for such Distribution Date;

8)   To the holders of the Class A Certificates, on a pro rata basis, based on the amount of any Allocated Realized Loss Amounts previously allocated thereto that remain unreimbursed, and then to the holders of the Mezzanine Certificates, in their order of payment priority, the principal portion of any Allocated Realized Loss Amount previously allocated thereto that remain unreimbursed; and

9)   To the holders of the Class CE-1 Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

Fixed Swap Payment:
With respect to the business day prior to any Distribution Date on or prior to the Distribution Date in May 2011, an amount equal to the product of (x) a fixed rate equal to 5.46% per annum (subject to a +/- 5% variance), (y) the Swap Agreement Notional Balance for that Distribution Date and (z)(i) with respect to the business day prior to the initial Distribution Date, a fraction, the numerator of which is the number of days from and including the Closing Date to and including the day preceding the initial Distribution Date (on a 30/360 day count basis) and the denominator of which is 360 (determined on a 30/360 basis) and (ii) with respect to the business day prior to each Distribution Date thereafter, a fraction, the numerator of which is 30 and the denominator of which is 360.

Floating Swap Payment:
With respect to the business day prior to any Distribution Date on or prior to the Distribution Date in May 2011, an amount equal to the product of (x) one-month LIBOR as determined pursuant to the Swap Agreement, (y) the Swap Agreement Notional Balance for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360.

Swap Counterparty Trigger Event:
An “Event of Default” (as defined in the Swap Agreement) with respect to which the Swap Counterparty is a “Defaulting Party” (as defined in the Swap Agreement) or a “Termination Event” (as defined in the Swap Agreement) (including an “Additional Termination Event” (as defined in the Swap Agreement)) under the Swap Agreement with respect to which the Swap Counterparty is the sole “Affected Party” (as defined in the Swap Agreement).

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Allocated Realized Loss Amount:
An Allocated Realized Loss Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any Distribution Date will be an amount equal to (x) the sum of (i) any Realized Losses allocated to that class of certificates on the Distribution Date as described above under “Allocation of Losses” and (ii) any Allocated Realized Loss Amount for the class remaining unreimbursed from previous Distribution Dates minus (y) the amount of the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

Available Distribution Amount:
For any Distribution Date, an amount equal to the sum of the following amounts, net of certain expenses of the trust including (i) amounts reimbursable to the Master Servicer, the Securities Administrator, the applicable Servicer, the Custodian and the Trustee, (ii) any net swap payment owed to the Swap Counterparty and (iii) any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event:

•     the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date, after deduction of Administrative Fees in respect of the Mortgage Loans for that Distribution Date;

•     unscheduled payments in respect of the Mortgage Loans, including mortgagor prepayments, insurance proceeds, liquidation proceeds and Subsequent Recoveries from the Mortgage Loans, amounts received in respect of REO Property and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period;

•     all payments of Compensating Interest made by the applicable Servicer or the Master Servicer (in its capacity as successor servicer) with respect to the Mortgage Loans; and

•     all Advances made for that Distribution Date in respect of the Mortgage Loans.

Certificate Principal Balance:
With respect to any class of Class A Certificates and Mezzanine Certificates and any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its certificate principal balance in connection with the allocation of Realized Losses in the manner described under “Allocation of Losses” above (taking into account any increases in the certificate principal balance thereof due to the receipt of Subsequent Recoveries).

The Certificate Principal Balance of the Class CE-1 Certificates as of any date of determination is equal to the excess, if any, of the then aggregate principal balance of the Mortgage Loans over the then aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Class A Principal Distribution Amount:
The Class A Principal Distribution Amount is an amount equal to the excess of:

•     the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-1 Principal Distribution Amount:
The Class M-1 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-2 Principal Distribution Amount:
The Class M-2 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Class M-3 Principal Distribution Amount:
The Class M-3 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-4 Principal Distribution Amount:
The Class M-4 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date and (v) the Certificate Principal Balance of the Class M-4 Certificate immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Class M-5 Principal Distribution Amount:
The Class M-5 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Class M-6 Principal Distribution Amount:
The Class M-6 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Class M-7 Principal Distribution Amount:
The Class M-7 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Class M-8 Principal Distribution Amount:
The Class M-8 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Class M-9 Principal Distribution Amount:
The Class M-9 Principal Distribution Amount is an amount equal to the excess of:

•     the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificate after taking into account the distribution of the Class A Principal Distribution Amount on the related Distribution Date, (ii) the Certificate Principal Balance of the Class M-1 Certificates after taking into account the distribution of the Class M-1 Principal Distribution Amount on the related Distribution Date, (iii) the Certificate Principal Balance of the Class M-2 Certificates after taking into account the distribution of the Class M-2 Principal Distribution Amount on the related Distribution Date, (iv) the Certificate Principal Balance of the Class M-3 Certificates after taking into account the distribution of the Class M-3 Principal Distribution Amount on the related Distribution Date, (v) the Certificate Principal Balance of the Class M-4 Certificates after taking into account the distribution of the Class M-4 Principal Distribution Amount on the related Distribution Date, (vi) the Certificate Principal Balance of the Class M-5 Certificates after taking into account the distribution of the Class M-5 Principal Distribution Amount on the related Distribution Date, (vii) the Certificate Principal Balance of the Class M-6 Certificates after taking into account the distribution of the Class M-6 Principal Distribution Amount on the related Distribution Date, (viii) the Certificate Principal Balance of the Class M-7 Certificates after taking into account the distribution of the Class M-7 Principal Distribution Amount on the related Distribution Date, (ix) the Certificate Principal Balance of the Class M-8 Certificates after taking into account the distribution of the Class M-8 Principal Distribution Amount on the related Distribution Date and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the related Distribution Date over

•     the lesser of (A) the product of (i) the applicable Subordination Percentage and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

Determination Date:
The Determination Date with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Expense Adjusted Mortgage Rate:
The Expense Adjusted Mortgage Rate for any Mortgage Loan and any Distribution Date will be a per annum rate equal to the then applicable mortgage rate for such Mortgage Loan as of the first day of the related Due Period minus the sum of the Administrative Fee Rate.

Formula Rate:
The Formula Rate for any class of Class A and Mezzanine Certificates is One-Month LIBOR plus the related margin. For the Interest Accrual Period for each Distribution Date after the date on which the aggregate principal balance of the Mortgage Loans remaining in the mortgage pool is reduced to less than 10.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the related margin will increase to 2.0 times the related original margin for each Class A Certificate, and 1.5 times the related original margin for any Mezzanine Certificate.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Interest Carry Forward Amount:
The Interest Carry Forward Amount with respect to any class of Class A Certificates and Mezzanine Certificates and any Distribution Date is equal to the amount, if any, by which the Interest Distribution Amount for that class of certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on the certificates in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to that class of certificates remaining undistributed from previous Distribution Dates, plus interest accrued thereon at the related Pass-Through Rate on the certificates for the most recently ended Interest Accrual Period.

Interest Distribution Amount:
The Interest Distribution Amount for the Class A Certificates and Mezzanine Certificates on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class, reduced (to not less than zero) by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the applicable Servicer or the Master Servicer (in its capacity as successor servicer) and shortfalls resulting from the application of the Relief Act.

Interest Remittance Amount:
The Interest Remittance Amount for any Distribution Date is the excess, if any, of (i) that portion of the Available Distribution Amount (without giving effect to any net swap payment owed to the Swap Counterparty or any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event) for that Distribution Date that represents interest received or advanced on the Mortgage Loans over (ii) any net swap payment owed to the Swap Counterparty or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty.

Net Monthly Excess Cash Flow:
The Net Monthly Excess Cash Flow for any Distribution Date is equal to the sum of (a) any Overcollateralization Reduction Amount and (b) the excess of:

•     the Available Distribution Amount for the related Distribution Date over

•     the sum for the related Distribution Date of (a) the Senior Interest Distribution Amount distributable to the holders of the Class A Certificates, (b) the Interest Distribution Amount distributable to the holders of the Mezzanine Certificates and (c) the Principal Remittance Amount.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Net WAC Pass-Through Rate:
The Net WAC Pass-Through Rate for any Distribution Date and the Class A Certificates and Mezzanine Certificates is a per annum rate (which will not be less than zero) equal to the excess, if any, of (a) the product of (i) a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period and (ii) a fraction expressed as a percentage the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, over (b) the product of (i) a fraction expressed as a percentage the numerator of which is the amount of any net swap payments due to the Swap Counterparty or Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event, and the denominator of which is the aggregate principal balance of the outstanding mortgage loans as of the first day of the related Due Period and (ii) a fraction expressed as a percentage the numerator of which is 360 and the denominator of which is the actual number of days in the related Interest Accrual Period.

Net WAC Rate Carryover Amount:
For any Distribution Date and any Class A Certificates or Mezzanine Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest that would have accrued on such class of Certificates for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Pass-Through Rate (not to exceed 14.50%), over (y) the amount of interest that accrued on such class of Certificates for such Distribution Date at the Net WAC Pass-Through Rate and (ii) the undistributed portion of any related Net WAC Carryover Amount from prior Distribution Dates together with interest accrued on such undistributed portion for the most recently ended Interest Accrual Period at the Formula Rate (not to exceed 14.50%) applicable for such class for such Interest Accrual Period. The ratings on each class of Certificates do not address the likelihood of the distribution of any Net WAC Rate Carryover Amount.

Pass-Through Rates:
With respect to each class of Class A Certificates and Mezzanine Certificates and any Distribution Date, the least of (i) the Formula Rate, (ii) the Net WAC Pass-Through Rate and (iii) 14.50% per annum.

Preliminary Prospectus:
The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement and a base prospectus (together, the “Preliminary Prospectus”). Additional information with respect to the Offered Certificates and the Mortgage Loans is contained in the Preliminary Prospectus. The foregoing is qualified in its entirety by the information appearing in the Preliminary Prospectus, which will be conveyed to you prior to any contractual commitment to purchase any of the Offered Certificates.

Prepayment Interest Shortfalls:
With respect to any principal prepayments on the Mortgage Loans and any Distribution Date, any interest shortfall resulting from principal prepayments in full occurring between the first day of the related Prepayment Period and the last day of the prior calendar month.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Definitions
Principal Distribution Amount:
The Principal Distribution Amount for any Distribution Date will be an amount, not less than zero, equal to the sum of (i) the principal portion of all monthly payments on the Mortgage Loans due during the related Due Period actually received on or prior to the related Determination Date or advanced on or prior to the related Distribution Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds, Subsequent Recoveries and all full and partial principal prepayments, received during the related Prepayment Period net of any portion thereof that represents a recovery of principal for which an advance was made by the applicable Servicer or the Master Servicer (in its capacity as successor servicer), and (iv) the amount of any Overcollateralization Increase Amount for such Distribution Date; minus (v) the amount of any Overcollateralization Reduction Amount for such Distribution Date and (vi) any net swap payment owed to the Swap Counterparty or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty to the extent not covered by that portion of the Available Distribution Amount (without giving effect to any net swap payment owed to the Swap Counterparty or any Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event) for that Distribution Date that represents interest received or advanced on the Mortgage Loans.

Principal Remittance Amount:	The Principal Remittance Amount for any Distribution Date is the sum of the amounts described in clauses (i) through (iii) of the definition of Principal Distribution Amount.
Senior Interest Distribution Amount:
The Senior Interest Distribution Amount for any Distribution Date is equal to the sum of the Interest Distribution Amount for that Distribution Date for the Class A Certificates and the Interest Carry Forward Amount, if any, for that Distribution Date for the Class A Certificates.

Subordination Percentage:	With respect to each class of Class A Certificates and Mezzanine Certificates, the applicable approximate percentage set forth in the table below.

Class	Percentage(%) (Approximate)
A	43.00
M-1	57.10
M-2	65.90
M-3	70.00
M-4	73.80
M-5	77.40
M-6	80.80
M-7	84.00
M-8	86.90
M-9	89.50

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Total Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$386,322,237.62
Number of Mortgage Loans:	1,745
Average Scheduled Principal Balance:	$221,388.10
Weighted Average Gross Coupon:	8.784%
Weighted Average Original Credit Score:	591
Weighted Average Original LTV Ratio²:	78.23%
Weighted Average Combined Original LTV Ratio²:	78.44%
Weighted Average Stated Remaining Term (months):	357
Weighted Average Original Term (months):	359
Weighted Average Original Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.731%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.017%
Interest Only Loans:	8.68%
Silent Seconds:	1.12%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Total Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 FIXED	1	$133,424.82	0.03%	$133,424.82	696	54.00%	6.875%
15 FIXED	16	2,171,509.20	0.56	135,719.33	598	62.27	8.278
20 FIXED	3	599,179.38	0.16	199,726.46	648	65.71	6.921
25 FIXED	8	794,624.78	0.21	99,328.10	621	71.78	7.848
2YR-ARM	477	99,060,309.03	25.64	207,673.60	569	76.21	9.399
2YR-ARM 10YR-IO	10	3,204,200.00	0.83	320,420.00	626	85.56	8.777
2YR-ARM 2YR-IO	1	620,000.00	0.16	620,000.00	616	85.52	7.350
2YR-ARM 5YR-IO	64	21,149,443.26	5.47	330,460.05	619	79.68	7.988
2YR-ARM Recast	1	157,530.22	0.04	157,530.22	596	91.16	8.250
30 Fixed 10YR-IO	2	695,998.58	0.18	347,999.29	621	72.80	9.225
30 FIXED	369	59,955,471.91	15.52	162,480.95	607	76.97	8.641
30 FIXED 5YR-IO	8	2,554,000.00	0.66	319,250.00	642	86.69	8.019
30 FIXED Recast	1	322,567.51	0.08	322,567.51	585	95.00	7.500
3YR-ARM	55	10,603,291.04	2.74	192,787.11	605	79.51	8.514
3YR-ARM 10YR-IO	1	450,000.00	0.12	450,000.00	667	84.11	8.100
3YR-ARM 5YR-IO	17	4,868,797.42	1.26	286,399.85	636	78.88	7.542
40/30 2YR-ARM	389	100,816,787.62	26.10	259,169.12	583	79.62	8.921
40/30 3YR-ARM	31	7,775,286.47	2.01	250,815.69	578	75.30	8.215
40/30 5YR-ARM	1	361,498.31	0.09	361,498.31	735	59.83	6.325
40/30 FIXED	114	24,926,545.38	6.45	218,653.91	592	79.18	8.907
50/30 2YR-ARM	84	23,487,979.03	6.08	279,618.80	597	80.58	8.482
50/30 3YR-ARM	41	8,955,645.37	2.32	218,430.37	609	81.23	7.397
50/30 5YR-ARM	3	825,801.48	0.21	275,267.16	658	74.74	7.366
50/30 FIXED	43	10,995,550.20	2.85	255,710.47	636	79.25	7.740
5YR-ARM	5	836,796.61	0.22	167,359.32	626	75.61	9.318
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	10	$2,095,377.51	0.54%	$209,537.75	698	72.34%	5.789%
6.001—6.500	37	10,078,585.94	2.61	272,394.21	671	74.43	6.324
6.501—7.000	105	25,548,539.13	6.61	243,319.42	652	76.18	6.807
7.001—7.500	104	29,185,822.29	7.55	280,632.91	616	77.20	7.344
7.501—8.000	181	44,964,967.40	11.64	248,425.23	615	78.11	7.807
8.001—8.500	177	42,392,495.20	10.97	239,505.62	600	78.10	8.308
8.501—9.000	297	70,209,232.61	18.17	236,394.72	584	77.95	8.796
9.001—9.500	221	50,486,882.94	13.07	228,447.43	575	80.16	9.295
9.501—10.000	287	54,365,455.15	14.07	189,426.67	563	79.18	9.789
10.001—10.500	150	30,884,320.70	7.99	205,895.47	564	78.41	10.276
10.501—11.000	94	15,725,350.46	4.07	167,290.96	556	78.26	10.740
11.001—11.500	32	4,956,396.92	1.28	154,887.40	551	79.23	11.246
11.501—12.000	26	3,623,137.56	0.94	139,351.44	542	74.58	11.778
12.001—12.500	24	1,805,673.81	0.47	75,236.41	601	87.67	12.374
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	21	$922,553.88	0.24%	$43,931.14	594	70.32%	10.939%
50,000.01—100,000.00	205	16,068,563.01	4.16	78,383.23	575	72.78	9.869
100,000.01—150,000.00	374	46,759,931.83	12.10	125,026.56	585	75.61	9.110
150,000.01—200,000.00	325	56,631,086.74	14.66	174,249.50	583	76.70	8.956
200,000.01—250,000.00	282	62,635,669.74	16.21	222,112.30	593	76.82	8.551
250,000.01—300,000.00	187	51,355,302.24	13.29	274,627.28	589	78.82	8.725
300,000.01—350,000.00	91	29,367,061.83	7.60	322,714.97	595	77.68	8.559
350,000.01—400,000.00	92	34,538,069.31	8.94	375,413.80	593	80.44	8.612
400,000.01—450,000.00	45	19,054,855.52	4.93	423,441.23	591	80.08	8.792
450,000.01—500,000.00	40	19,162,833.06	4.96	479,070.83	592	80.81	8.763
500,000.01—550,000.00	28	14,711,893.16	3.81	525,424.76	598	84.49	8.532
550,000.01—600,000.00	17	9,688,861.90	2.51	569,933.05	616	84.13	8.425
600,000.01—650,000.00	24	15,043,848.21	3.89	626,827.01	614	80.63	8.464
650,000.01—700,000.00	7	4,716,110.81	1.22	673,730.12	617	85.51	8.619
700,000.01—750,000.00	2	1,407,521.31	0.36	703,760.66	592	87.51	8.864
750,000.01—800,000.00	3	2,366,875.07	0.61	788,958.36	590	73.50	8.896
800,000.01—850,000.00	1	841,200.00	0.22	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	0.27	1,050,000.00	622	69.08	8.625
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Total Collateral)

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	21	$922,553.88	0.24%	$43,931.14	594	70.32%	10.939%
50,000.01—100,000.00	210	16,568,265.55	4.29	78,896.50	574	72.67	9.830
100,000.01—150,000.00	369	46,260,229.29	11.97	125,366.48	585	75.68	9.116
150,000.01—200,000.00	330	57,629,299.82	14.92	174,634.24	583	76.19	8.943
200,000.01—250,000.00	277	61,637,456.66	15.95	222,517.89	593	77.29	8.557
250,000.01—300,000.00	187	51,355,302.24	13.29	274,627.28	589	78.82	8.725
300,000.01—350,000.00	92	29,717,015.18	7.69	323,011.03	594	77.49	8.581
350,000.01—400,000.00	91	34,188,115.96	8.85	375,693.58	594	80.64	8.593
400,000.01—450,000.00	45	19,054,855.52	4.93	423,441.23	591	80.08	8.792
450,000.01—500,000.00	41	19,662,510.30	5.09	479,573.42	592	80.77	8.748
500,000.01—550,000.00	27	14,212,215.92	3.68	526,378.37	598	84.67	8.545
550,000.01—600,000.00	17	9,688,861.90	2.51	569,933.05	616	84.13	8.425
600,000.01—650,000.00	24	15,043,848.21	3.89	626,827.01	614	80.63	8.464
650,000.01—700,000.00	7	4,716,110.81	1.22	673,730.12	617	85.51	8.619
700,000.01—750,000.00	2	1,407,521.31	0.36	703,760.66	592	87.51	8.864
750,000.01—800,000.00	3	2,366,875.07	0.61	788,958.36	590	73.50	8.896
800,000.01—850,000.00	1	841,200.00	0.22	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	0.27	1,050,000.00	622	69.08	8.625
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	1	$133,424.82	0.03%	$133,424.82	696	54.00%	6.875%
121—180	16	2,171,509.20	0.56	135,719.33	598	62.27	8.278
181—240	3	599,179.38	0.16	199,726.46	648	65.71	6.921
241—300	8	794,624.78	0.21	99,328.10	621	71.78	7.848
301—360	1,717	382,623,499.44	99.04	222,844.20	591	78.36	8.792
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	1	$133,424.82	0.03%	$133,424.82	696	54.00%	6.875%
121—180	16	2,171,509.20	0.56	135,719.33	598	62.27	8.278
181—240	3	599,179.38	0.16	199,726.46	648	65.71	6.921
241—300	8	794,624.78	0.21	99,328.10	621	71.78	7.848
301—360	1,717	382,623,499.44	99.04	222,844.20	591	78.36	8.792
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10.01—15.00	1	$49,976.86	0.01%	$49,976.86	515	10.53%	9.790%
15.01—20.00	3	313,465.11	0.08	104,488.37	620	18.32	8.308
20.01—25.00	5	460,541.24	0.12	92,108.25	550	21.87	9.461
25.01—30.00	6	1,005,021.98	0.26	167,503.66	580	27.83	9.199
30.01—35.00	7	706,770.88	0.18	100,967.27	609	33.12	8.920
35.01—40.00	20	2,900,352.27	0.75	145,017.61	574	37.77	8.864
40.01—45.00	22	3,450,663.21	0.89	156,848.33	578	42.84	8.839
45.01—50.00	41	6,641,630.09	1.72	161,990.98	580	48.22	8.576
50.01—55.00	43	8,030,820.33	2.08	186,763.26	602	52.52	8.255
55.01—60.00	61	12,515,972.78	3.24	205,179.88	584	58.16	8.341
60.01—65.00	102	20,236,676.15	5.24	198,398.79	591	63.24	8.431
65.01—70.00	131	29,088,698.93	7.53	222,051.14	583	68.95	8.761
70.01—75.00	214	46,710,250.44	12.09	218,272.20	579	74.08	8.928
75.01—80.00	347	76,850,610.35	19.89	221,471.50	579	79.50	8.894
80.01—85.00	314	75,591,377.84	19.57	240,736.87	589	84.51	8.794
85.01—90.00	369	92,813,656.91	24.02	251,527.53	610	89.69	8.794
90.01—95.00	34	6,922,050.87	1.79	203,589.73	643	94.76	8.296
95.01—100.00	25	2,033,701.38	0.53	81,348.06	653	99.97	10.894
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Total Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10.01—15.00	1	$49,976.86	0.01%	$49,976.86	515	10.53%	9.790%
15.01—20.00	3	313,465.11	0.08	104,488.37	620	18.32	8.308
20.01—25.00	5	460,541.24	0.12	92,108.25	550	21.87	9.461
25.01—30.00	6	1,005,021.98	0.26	167,503.66	580	27.83	9.199
30.01—35.00	7	706,770.88	0.18	100,967.27	609	33.12	8.920
35.01—40.00	17	2,490,190.09	0.64	146,481.77	577	38.04	9.000
40.01—45.00	23	3,600,880.42	0.93	156,560.02	576	42.57	8.776
45.01—50.00	41	6,641,630.09	1.72	161,990.98	580	48.22	8.576
50.01—55.00	42	7,919,148.78	2.05	188,551.16	602	52.50	8.248
55.01—60.00	62	12,575,938.89	3.26	202,837.72	584	58.05	8.344
60.01—65.00	102	20,236,676.15	5.24	198,398.79	591	63.24	8.431
65.01—70.00	131	28,993,458.74	7.50	221,324.11	582	68.92	8.777
70.01—75.00	214	46,710,250.44	12.09	218,272.20	579	74.08	8.928
75.01—80.00	329	73,461,820.30	19.02	223,288.21	576	79.44	8.938
80.01—85.00	316	75,821,865.38	19.63	239,942.61	589	84.49	8.797
85.01—90.00	371	93,289,498.57	24.15	251,454.17	610	89.55	8.795
90.01—95.00	36	7,381,959.25	1.91	205,054.42	642	93.84	8.292
95.01—100.00	39	4,663,144.45	1.21	119,567.81	655	88.71	8.953
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	312	$101,473,759.82	26.27%	$325,236.41	594	75.75%	8.558%
FL	301	59,831,579.50	15.49	198,776.01	589	78.21	8.878
IL	122	26,377,644.20	6.83	216,210.20	582	79.94	9.187
MD	86	20,422,317.17	5.29	237,468.80	584	77.67	8.756
VA	101	19,331,816.86	5.00	191,404.13	586	77.98	8.653
AZ	86	18,126,865.45	4.69	210,777.51	592	80.85	8.576
NJ	57	16,074,256.11	4.16	282,004.49	600	78.98	9.298
NY	56	15,820,145.99	4.10	282,502.61	596	77.05	8.699
WA	41	9,267,536.30	2.40	226,037.47	595	79.03	8.878
NV	34	8,809,654.68	2.28	259,107.49	621	79.21	7.605
MA	32	8,478,605.19	2.19	264,956.41	600	74.48	8.461
CT	42	7,843,821.93	2.03	186,757.67	589	75.90	8.665
GA	48	7,200,290.29	1.86	150,006.05	580	82.78	9.642
PA	44	6,731,968.37	1.74	152,999.28	568	79.54	9.326
NC	41	6,637,329.06	1.72	161,886.07	590	79.94	9.260
Other	342	53,894,646.70	13.95	157,586.69	593	81.29	8.909
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Total Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	81	$15,535,736.61	4.02%	$191,799.22	607	73.04%	9.690%
Owner Occupied	1,648	367,266,601.24	95.07	222,855.95	591	78.51	8.741
Second Home	16	3,519,899.77	0.91	219,993.74	606	72.04	9.260
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	1,561	$339,884,860.33	87.98%	$217,735.34	589	78.17%	8.810%
2-4 Family	75	21,964,807.15	5.69	292,864.10	599	76.89	9.024
PUD	83	20,073,575.54	5.20	241,850.31	613	80.91	8.128
Condominium	20	3,601,979.66	0.93	180,098.98	613	76.15	8.369
Townhouse	6	797,014.94	0.21	132,835.82	593	84.49	9.366
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	1,427	$322,559,318.72	83.49%	$226,040.17	591	77.46%	8.746%
Rate/Term	214	42,113,544.87	10.90	196,792.27	586	81.37	8.849
Purchase	104	21,649,374.03	5.60	208,167.06	608	83.68	9.217
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Total Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	1,250	$262,686,130.74	68.00%	$210,148.90	588	79.01%	8.525%
Limited Documentation	7	1,204,263.16	0.31	172,037.59	595	81.93	9.240
Lite Documentation	7	2,053,803.09	0.53	293,400.44	572	76.61	8.308
Stated Documentation	481	120,378,040.63	31.16	250,266.20	598	76.51	9.353
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	7	$1,692,518.33	0.44%	$241,788.33	500	75.26%	10.201%
501—525	208	37,894,106.35	9.81	182,183.20	516	73.78	9.765
526—550	256	51,949,510.71	13.45	202,927.78	538	74.19	9.401
551—575	288	62,064,583.52	16.07	215,502.03	562	78.60	9.273
576—600	296	71,062,607.59	18.39	240,076.38	589	79.06	8.817
601—625	302	72,067,297.15	18.65	238,633.43	612	80.55	8.523
626—650	172	40,786,445.88	10.56	237,130.50	637	79.74	8.203
651—675	118	25,883,694.53	6.70	219,353.34	662	80.64	7.873
676—700	50	11,686,993.72	3.03	233,739.87	687	79.18	7.152
701—725	22	5,213,228.40	1.35	236,964.93	710	77.81	7.334
726—750	14	3,322,775.47	0.86	237,341.11	736	77.75	6.754
751—775	9	1,836,705.55	0.48	204,078.39	758	80.15	6.871
776—800	2	682,295.43	0.18	341,147.72	795	78.71	7.418
801—825	1	179,474.99	0.05	179,474.99	809	75.00	6.150
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Total Collateral)

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	489	$102,084,344.56	26.42%	$208,761.44	585	79.26%	9.244%
4	1	402,765.73	0.10	402,765.73	567	59.09	8.700
6	2	769,360.62	0.20	384,680.31	566	78.07	11.494
12	84	23,371,236.17	6.05	278,229.00	591	75.95	9.044
24	666	161,143,702.17	41.71	241,957.51	583	78.28	8.810
36	503	98,550,828.37	25.51	195,926.10	613	77.71	8.182
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	1,721	$385,054,808.98	99.67%	$223,738.99	591	78.16%	8.773%
2	24	1,267,428.64	0.33	52,809.53	662	98.90	12.048
Total:	1,745	$386,322,237.62	100.00%	$221,388.10	591	78.23%	8.784%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$283,173,365.86
Number of Mortgage Loans:	1,180
Average Scheduled Principal Balance:	$239,977.43
Weighted Average Gross Coupon:	8.862%
Weighted Average Original Credit Score:	586
Weighted Average Original LTV Ratio²:	78.47%
Weighted Average Combined Original LTV Ratio²:	78.68%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.731%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.017%
Interest Only Loans:	10.70%
Silent Seconds:	1.13%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM	477	$99,060,309.03	34.98%	$207,673.60	569	76.21%	9.399%
2YR-ARM 10YR-IO	10	3,204,200.00	1.13	320,420.00	626	85.56	8.777
2YR-ARM 2YR-IO	1	620,000.00	0.22	620,000.00	616	85.52	7.350
2YR-ARM 5YR-IO	64	21,149,443.26	7.47	330,460.05	619	79.68	7.988
2YR-ARM Recast	1	157,530.22	0.06	157,530.22	596	91.16	8.250
3YR-ARM	55	10,603,291.04	3.74	192,787.11	605	79.51	8.514
3YR-ARM 10YR-IO	1	450,000.00	0.16	450,000.00	667	84.11	8.100
3YR-ARM 5YR-IO	17	4,868,797.42	1.72	286,399.85	636	78.88	7.542
40/30 2YR-ARM	389	100,816,787.62	35.60	259,169.12	583	79.62	8.921
40/30 3YR-ARM	31	7,775,286.47	2.75	250,815.69	578	75.30	8.215
40/30 5YR-ARM	1	361,498.31	0.13	361,498.31	735	59.83	6.325
50/30 2YR-ARM	84	23,487,979.03	8.29	279,618.80	597	80.58	8.482
50/30 3YR-ARM	41	8,955,645.37	3.16	218,430.37	609	81.23	7.397
50/30 5YR-ARM	3	825,801.48	0.29	275,267.16	658	74.74	7.366
5YR-ARM	5	836,796.61	0.30	167,359.32	626	75.61	9.318
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	6	$1,463,794.72	0.52%	$243,965.79	699	73.36%	5.738%
6.001—6.500	19	5,874,447.12	2.07	309,181.43	649	75.21	6.285
6.501—7.000	40	10,942,492.49	3.86	273,562.31	626	77.29	6.805
7.001—7.500	67	19,832,523.91	7.00	296,007.82	610	77.23	7.335
7.501—8.000	127	34,066,249.50	12.03	268,238.19	613	79.05	7.803
8.001—8.500	116	29,984,864.83	10.59	258,490.21	597	78.64	8.309
8.501—9.000	214	55,285,595.32	19.52	258,343.90	581	78.30	8.800
9.001—9.500	180	41,500,182.02	14.66	230,556.57	575	79.96	9.295
9.501—10.000	214	43,587,312.14	15.39	203,679.03	561	78.90	9.785
10.001—10.500	100	22,593,611.61	7.98	225,936.12	569	77.59	10.272
10.501—11.000	64	12,020,872.38	4.25	187,826.13	556	78.77	10.732
11.001—11.500	17	3,233,458.67	1.14	190,203.45	554	79.52	11.218
11.501—12.000	12	2,113,598.56	0.75	176,133.21	524	69.90	11.792
12.001—12.500	4	674,362.59	0.24	168,590.65	559	77.06	12.267
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	4	$199,886.31	0.07%	$49,971.58	523	24.71%	9.955%
50,000.01—100,000.00	102	8,283,209.74	2.93	81,207.94	560	72.18	9.798
100,000.01—150,000.00	223	27,982,553.17	9.88	125,482.30	574	74.98	9.278
150,000.01—200,000.00	228	39,967,481.83	14.11	175,295.97	575	77.11	9.078
200,000.01—250,000.00	198	43,991,145.84	15.54	222,177.50	585	76.96	8.716
250,000.01—300,000.00	138	38,036,120.81	13.43	275,624.06	586	79.49	8.785
300,000.01—350,000.00	76	24,546,311.09	8.67	322,977.78	588	76.76	8.710
350,000.01—400,000.00	70	26,459,409.43	9.34	377,991.56	589	81.40	8.740
400,000.01—450,000.00	37	15,657,893.68	5.53	423,186.32	584	79.73	8.862
450,000.01—500,000.00	38	18,229,331.97	6.44	479,719.26	591	80.49	8.793
500,000.01—550,000.00	19	9,956,603.13	3.52	524,031.74	589	85.24	8.812
550,000.01—600,000.00	15	8,508,861.90	3.00	567,257.46	613	84.03	8.321
600,000.01—650,000.00	22	13,780,241.57	4.87	626,374.62	609	80.47	8.544
650,000.01—700,000.00	4	2,696,698.56	0.95	674,174.64	610	86.28	9.160
700,000.01—750,000.00	2	1,407,521.31	0.50	703,760.66	592	87.51	8.864
750,000.01—800,000.00	2	1,578,895.52	0.56	789,447.76	587	65.26	8.786
800,000.01—850,000.00	1	841,200.00	0.30	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	0.37	1,050,000.00	622	69.08	8.625
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	4	$199,886.31	0.07%	$49,971.58	523	24.71%	9.955%
50,000.01—100,000.00	104	8,483,105.03	3.00	81,568.32	559	71.93	9.784
100,000.01—150,000.00	221	27,782,657.88	9.81	125,713.38	574	75.08	9.279
150,000.01—200,000.00	232	40,765,857.86	14.40	175,714.90	575	76.52	9.067
200,000.01—250,000.00	194	43,192,769.81	15.25	222,643.14	584	77.51	8.720
250,000.01—300,000.00	138	38,036,120.81	13.43	275,624.06	586	79.49	8.785
300,000.01—350,000.00	76	24,546,311.09	8.67	322,977.78	588	76.76	8.710
350,000.01—400,000.00	70	26,459,409.43	9.34	377,991.56	589	81.40	8.740
400,000.01—450,000.00	37	15,657,893.68	5.53	423,186.32	584	79.73	8.862
450,000.01—500,000.00	39	18,729,009.21	6.61	480,231.01	591	80.46	8.776
500,000.01—550,000.00	18	9,456,925.89	3.34	525,384.77	589	85.55	8.845
550,000.01—600,000.00	15	8,508,861.90	3.00	567,257.46	613	84.03	8.321
600,000.01—650,000.00	22	13,780,241.57	4.87	626,374.62	609	80.47	8.544
650,000.01—700,000.00	4	2,696,698.56	0.95	674,174.64	610	86.28	9.160
700,000.01—750,000.00	2	1,407,521.31	0.50	703,760.66	592	87.51	8.864
750,000.01—800,000.00	2	1,578,895.52	0.56	789,447.76	587	65.26	8.786
800,000.01—850,000.00	1	841,200.00	0.30	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	0.37	1,050,000.00	622	69.08	8.625
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10.01—15.00	1	$49,976.86	0.02%	$49,976.86	515	10.53%	9.790%
15.01—20.00	2	248,506.56	0.09	124,253.28	607	17.88	8.324
20.01—25.00	2	199,937.12	0.07	99,968.56	534	21.87	9.640
25.01—30.00	5	833,621.68	0.29	166,724.34	556	27.82	9.301
30.01—35.00	3	279,890.02	0.10	93,296.67	591	33.23	9.185
35.01—40.00	13	1,892,582.54	0.67	145,583.27	564	38.31	8.933
40.01—45.00	15	2,520,842.40	0.89	168,056.16	579	43.12	8.953
45.01—50.00	21	3,737,403.47	1.32	177,971.59	568	48.07	8.860
50.01—55.00	25	4,928,524.42	1.74	197,140.98	592	52.41	8.524
55.01—60.00	41	9,085,330.25	3.21	221,593.42	572	58.47	8.514
60.01—65.00	69	14,102,606.07	4.98	204,385.60	576	63.31	8.648
65.01—70.00	93	22,632,480.77	7.99	243,360.01	576	69.05	8.896
70.01—75.00	149	34,984,337.77	12.35	234,794.21	574	74.12	9.084
75.01—80.00	248	58,298,614.47	20.59	235,075.06	574	79.53	8.931
80.01—85.00	218	56,098,556.95	19.81	257,332.83	586	84.49	8.808
85.01—90.00	253	68,175,709.39	24.08	269,469.21	606	89.70	8.854
90.01—95.00	17	4,223,526.97	1.49	248,442.76	645	94.82	8.271
95.01—100.00	5	880,918.15	0.31	176,183.63	641	99.97	9.571
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10.01—15.00	1	$49,976.86	0.02%	$49,976.86	515	10.53%	9.790%
15.01—20.00	2	248,506.56	0.09	124,253.28	607	17.88	8.324
20.01—25.00	2	199,937.12	0.07	99,968.56	534	21.87	9.640
25.01—30.00	5	833,621.68	0.29	166,724.34	556	27.82	9.301
30.01—35.00	3	279,890.02	0.10	93,296.67	591	33.23	9.185
35.01—40.00	10	1,482,420.36	0.52	148,242.04	566	38.91	9.180
40.01—45.00	16	2,671,059.61	0.94	166,941.23	576	42.73	8.861
45.01—50.00	21	3,737,403.47	1.32	177,971.59	568	48.07	8.860
50.01—55.00	25	4,928,524.42	1.74	197,140.98	592	52.41	8.524
55.01—60.00	42	9,145,296.36	3.23	217,745.15	572	58.32	8.516
60.01—65.00	69	14,102,606.07	4.98	204,385.60	576	63.31	8.648
65.01—70.00	93	22,632,480.77	7.99	243,360.01	576	69.05	8.896
70.01—75.00	149	34,984,337.77	12.35	234,794.21	574	74.12	9.084
75.01—80.00	234	55,501,503.25	19.60	237,185.91	570	79.52	8.982
80.01—85.00	220	56,329,044.49	19.89	256,041.11	586	84.46	8.812
85.01—90.00	255	68,651,551.05	24.24	269,221.77	606	89.51	8.855
90.01—95.00	19	4,683,435.35	1.65	246,496.60	643	93.36	8.268
95.01—100.00	14	2,711,770.65	0.96	193,697.90	654	86.49	8.072
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	247	$82,847,950.95	29.26%	$335,416.81	588	76.30%	8.643%
FL	200	43,487,259.04	15.36	217,436.30	584	79.10	8.933
IL	95	21,328,102.15	7.53	224,506.34	582	79.66	9.142
NJ	51	14,969,040.52	5.29	293,510.60	598	79.34	9.337
MD	58	14,403,335.84	5.09	248,333.38	578	78.36	8.776
AZ	67	14,306,682.29	5.05	213,532.57	583	81.03	8.681
VA	67	14,061,388.25	4.97	209,871.47	581	78.45	8.693
NY	29	8,731,386.64	3.08	301,082.30	590	76.16	8.901
NV	23	5,975,003.33	2.11	259,782.75	599	79.87	7.843
WA	22	5,418,659.99	1.91	246,302.73	590	79.43	9.032
NC	28	5,251,656.61	1.85	187,559.16	590	80.68	9.120
MA	18	5,110,682.35	1.80	283,926.80	570	72.10	9.261
PA	29	4,663,043.24	1.65	160,794.59	567	79.64	9.441
CT	23	4,572,127.45	1.61	198,788.15	585	76.74	8.827
GA	25	4,482,188.53	1.58	179,287.54	581	83.91	9.261
Other	198	33,564,858.68	11.85	169,519.49	585	81.00	9.025
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	70	$13,541,602.55	4.78%	$193,451.47	602	73.15%	9.831%
Owner Occupied	1,097	266,723,808.28	94.19	243,139.30	585	78.78	8.808
Second Home	13	2,907,955.03	1.03	223,688.85	607	74.73	9.372
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	1,042	$245,417,994.00	86.67%	$235,525.91	583	78.42%	8.902%
2-4 Family	61	18,601,834.22	6.57	304,948.10	599	77.28	9.005
PUD	58	15,303,609.39	5.40	263,855.33	605	80.93	8.162
Condominium	15	3,230,674.69	1.14	215,378.31	612	76.36	8.294
Townhouse	4	619,253.56	0.22	154,813.39	607	86.42	8.972
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	978	$237,899,768.69	84.01%	$243,251.30	585	77.64%	8.831%
Rate/Term	118	26,675,560.48	9.42	226,064.07	578	82.12	8.864
Purchase	84	18,598,036.69	6.57	221,405.20	608	83.83	9.261
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	776	$176,892,165.85	62.47%	$227,953.82	579	79.41%	8.578%
Limited Documentation	7	1,204,263.16	0.43	172,037.59	595	81.93	9.240
Lite Documentation	6	1,834,358.03	0.65	305,726.34	563	76.21	8.477
Stated Documentation	391	103,242,578.82	36.46	264,047.52	597	76.86	9.352
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	5	$1,297,627.91	0.46%	$259,525.58	500	75.17%	10.226%
501—525	163	31,334,612.94	11.07	192,236.89	516	73.39	9.659
526—550	186	39,830,636.07	14.07	214,143.20	537	73.91	9.325
551—575	213	48,426,939.57	17.10	227,356.52	562	78.94	9.249
576—600	217	56,321,481.80	19.89	259,546.00	589	79.09	8.841
601—625	201	54,448,531.64	19.23	270,888.22	612	81.26	8.495
626—650	98	25,693,647.37	9.07	262,180.08	637	81.09	8.359
651—675	58	15,096,442.73	5.33	260,283.50	661	80.95	7.993
676—700	25	6,367,551.37	2.25	254,702.05	686	82.50	7.203
701—725	6	1,794,409.90	0.63	299,068.32	707	85.17	8.057
726—750	5	1,676,274.67	0.59	335,254.93	739	76.70	6.773
751—775	2	332,886.20	0.12	166,443.10	770	56.24	7.458
776—800	1	552,323.69	0.20	552,323.69	799	85.00	7.625
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	357	$81,388,514.87	28.74%	$227,979.03	583	79.27%	9.231%
4	1	402,765.73	0.14	402,765.73	567	59.09	8.700
6	2	769,360.62	0.27	384,680.31	566	78.07	11.494
12	54	16,002,850.36	5.65	296,349.08	588	76.09	9.280
24	656	159,323,403.37	56.26	242,871.04	583	78.23	8.805
36	110	25,286,470.91	8.93	229,877.01	610	79.26	7.697
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.500	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1.000	1,131	$273,686,865.17	96.65%	$241,986.62	586	78.48%	8.864%
1.500	47	9,161,469.20	3.24	194,924.88	581	78.64	8.861
2.000	2	325,031.49	0.11	162,515.75	637	68.93	7.612
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2.001—3.000	1	$240,124.90	0.08%	$240,124.90	653	80.00%	7.125%
3.001—4.000	7	1,642,082.53	0.58	234,583.22	697	74.63	6.050
4.001—5.000	41	10,128,725.23	3.58	247,042.08	633	78.38	6.701
5.001—6.000	898	223,769,768.13	79.02	249,186.82	588	79.48	8.873
6.001—7.000	201	42,671,833.57	15.07	212,297.68	561	73.42	9.369
7.001—8.000	31	4,656,613.07	1.64	150,213.32	574	77.41	9.491
8.001—9.000	1	64,218.43	0.02	64,218.43	599	84.61	10.250
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
11.001—12.000	6	$1,463,794.72	0.52%	$243,965.79	699	73.36%	5.738%
12.001—13.000	60	17,496,022.10	6.18	291,600.37	633	77.05	6.703
13.001—14.000	190	52,805,216.65	18.65	277,922.19	611	78.14	7.658
14.001—15.000	322	82,843,456.45	29.26	257,277.82	587	78.47	8.617
15.001—16.000	387	84,841,178.80	29.96	219,227.85	569	79.41	9.501
16.001—17.000	178	37,129,825.03	13.11	208,594.52	564	78.11	10.346
17.001—18.000	32	5,839,619.09	2.06	182,488.10	541	76.04	11.343
18.001—19.000	4	558,419.26	0.20	139,604.82	542	73.41	12.180
19.001 >=	1	195,833.76	0.07	195,833.76	596	80.00	12.100
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.001—6.000	6	$1,463,794.72	0.52%	$243,965.79	699	73.36%	5.738%
6.001—7.000	59	16,816,939.61	5.94	285,032.87	634	76.56	6.624
7.001—8.000	194	53,898,773.41	19.03	277,828.73	612	78.38	7.631
8.001—9.000	330	85,270,460.15	30.11	258,395.33	587	78.42	8.627
9.001—10.000	394	85,087,494.16	30.05	215,958.11	568	79.42	9.546
10.001—11.000	164	34,614,483.99	12.22	211,063.93	564	78.00	10.432
11.001—12.000	29	5,347,057.23	1.89	184,381.28	542	75.72	11.445
12.001 >=	4	674,362.59	0.24	168,590.65	559	77.06	12.267
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Adjustable Rate Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2008-12-01	2	$328,575.92	0.12%	$164,287.96	533	60.20%	9.882%
2009-01-01	10	1,626,285.39	0.57	162,628.54	597	83.68	8.865
2009-02-01	16	3,065,331.15	1.08	191,583.20	583	80.39	8.685
2009-03-01	77	16,905,059.11	5.97	219,546.22	600	78.98	8.488
2009-04-01	76	16,610,635.06	5.87	218,560.99	574	80.35	8.938
2009-05-01	845	209,960,362.53	74.15	248,473.80	582	78.23	9.032
2009-12-01	1	240,124.90	0.08	240,124.90	653	80.00	7.125
2010-02-01	3	708,192.29	0.25	236,064.10	643	75.71	7.861
2010-03-01	73	15,550,126.89	5.49	213,015.44	617	80.68	7.618
2010-04-01	35	7,060,356.24	2.49	201,724.46	598	77.29	7.994
2010-05-01	33	9,094,219.98	3.21	275,582.42	587	77.52	8.642
2012-03-01	4	1,033,226.85	0.36	258,306.71	703	67.71	6.880
2012-04-01	1	253,212.88	0.09	253,212.88	680	94.98	7.375
2012-05-01	4	737,656.67	0.26	184,414.17	589	71.31	9.747
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%
Total:	1,180	$283,173,365.86	100.00%	$239,977.43	586	78.47%	8.862%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Fixed Rate Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Prinicpal Balance:	$103,148,871.76
Number of Mortgage Loans:	565
Average Scheduled Principal Balance:	$182,564.37
Weighted Average Gross Coupon:	8.568%
Weighted Average Original Credit Score:	607
Weighted Average Original LTV Ratio[1]:	77.57%
Weighted Average Combined Original LTV Ratio[1]:	77.76%
Weighted Average Stated Remaining Term (months):	353
Weighted Average Original Term (months) :	355
Interest Only Loans:	3.15%
Silent Seconds:	1.08%

(1)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
10 FIXED	1	$133,424.82	0.13%	$133,424.82	696	54.00%	6.875%
15 FIXED	16	2,171,509.20	2.11	135,719.33	598	62.27	8.278
20 FIXED	3	599,179.38	0.58	199,726.46	648	65.71	6.921
25 FIXED	8	794,624.78	0.77	99,328.10	621	71.78	7.848
30 Fixed 10YR-IO	2	695,998.58	0.67	347,999.29	621	72.80	9.225
30 FIXED	369	59,955,471.91	58.13	162,480.95	607	76.97	8.641
30 FIXED 5YR-IO	8	2,554,000.00	2.48	319,250.00	642	86.69	8.019
30 FIXED Recast	1	322,567.51	0.31	322,567.51	585	95.00	7.500
40/30 FIXED	114	24,926,545.38	24.17	218,653.91	592	79.18	8.907
50/30 FIXED	43	10,995,550.20	10.66	255,710.47	636	79.25	7.740
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	4	$631,582.79	0.61%	$157,895.70	693	69.96%	5.907%
6.001—6.500	18	4,204,138.82	4.08	233,563.27	701	73.33	6.377
6.501—7.000	65	14,606,046.64	14.16	224,708.41	672	75.35	6.808
7.001—7.500	37	9,353,298.38	9.07	252,791.85	629	77.13	7.362
7.501—8.000	54	10,898,717.90	10.57	201,828.11	624	75.18	7.821
8.001—8.500	61	12,407,630.37	12.03	203,403.78	606	76.79	8.305
8.501—9.000	83	14,923,637.29	14.47	179,802.86	592	76.64	8.780
9.001—9.500	41	8,986,700.92	8.71	219,187.83	576	81.08	9.294
9.501—10.000	73	10,778,143.01	10.45	147,645.79	568	80.32	9.804
10.001—10.500	50	8,290,709.09	8.04	165,814.18	549	80.62	10.287
10.501—11.000	30	3,704,478.08	3.59	123,482.60	557	76.60	10.766
11.001—11.500	15	1,722,938.25	1.67	114,862.55	545	78.69	11.299
11.501—12.000	14	1,509,539.00	1.46	107,824.21	566	81.14	11.758
12.001—12.500	20	1,131,311.22	1.10	56,565.56	626	93.99	12.438
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	17	$722,667.57	0.70%	$42,509.86	613	82.94%	11.212%
50,000.01—100,000.00	103	7,785,353.27	7.55	75,585.95	591	73.42	9.943
100,000.01—150,000.00	151	18,777,378.66	18.20	124,353.50	601	76.55	8.859
150,000.01—200,000.00	97	16,663,604.91	16.15	171,789.74	601	75.71	8.664
200,000.01—250,000.00	84	18,644,523.90	18.08	221,958.62	614	76.49	8.162
250,000.01—300,000.00	49	13,319,181.43	12.91	271,820.03	598	76.90	8.554
300,000.01—350,000.00	15	4,820,750.74	4.67	321,383.38	630	82.37	7.788
350,000.01—400,000.00	22	8,078,659.88	7.83	367,211.81	606	77.30	8.192
400,000.01—450,000.00	8	3,396,961.84	3.29	424,620.23	624	81.74	8.473
450,000.01—500,000.00	2	933,501.09	0.91	466,750.55	605	86.90	8.172
500,000.01—550,000.00	9	4,755,290.03	4.61	528,365.56	617	82.90	7.947
550,000.01—600,000.00	2	1,180,000.00	1.14	590,000.00	636	84.86	9.173
600,000.01—650,000.00	2	1,263,606.64	1.23	631,803.32	660	82.42	7.583
650,000.01—700,000.00	3	2,019,412.25	1.96	673,137.42	627	84.47	7.896
750,000.01—800,000.00	1	787,979.55	0.76	787,979.55	595	90.00	9.115
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0.01—50,000.00	17	$722,667.57	0.70%	$42,509.86	613	82.94%	11.212%
50,000.01—100,000.00	106	8,085,160.52	7.84	76,275.10	590	73.44	9.878
100,000.01—150,000.00	148	18,477,571.41	17.91	124,848.46	602	76.59	8.870
150,000.01—200,000.00	98	16,863,441.96	16.35	172,075.94	601	75.40	8.644
200,000.01—250,000.00	83	18,444,686.85	17.88	222,225.14	614	76.78	8.175
250,000.01—300,000.00	49	13,319,181.43	12.91	271,820.03	598	76.90	8.554
300,000.01—350,000.00	16	5,170,704.09	5.01	323,169.01	624	80.92	7.971
350,000.01—400,000.00	21	7,728,706.53	7.49	368,033.64	609	78.05	8.088
400,000.01—450,000.00	8	3,396,961.84	3.29	424,620.23	624	81.74	8.473
450,000.01—500,000.00	2	933,501.09	0.91	466,750.55	605	86.90	8.172
500,000.01—550,000.00	9	4,755,290.03	4.61	528,365.56	617	82.90	7.947
550,000.01—600,000.00	2	1,180,000.00	1.14	590,000.00	636	84.86	9.173
600,000.01—650,000.00	2	1,263,606.64	1.23	631,803.32	660	82.42	7.583
650,000.01—700,000.00	3	2,019,412.25	1.96	673,137.42	627	84.47	7.896
750,000.01—800,000.00	1	787,979.55	0.76	787,979.55	595	90.00	9.115
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	1	$133,424.82	0.13%	$133,424.82	696	54.00%	6.875%
121—180	16	2,171,509.20	2.11	135,719.33	598	62.27	8.278
181—240	3	599,179.38	0.58	199,726.46	648	65.71	6.921
241—300	8	794,624.78	0.77	99,328.10	621	71.78	7.848
301—360	537	99,450,133.58	96.41	185,195.78	607	78.05	8.592
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
61—120	1	$133,424.82	0.13%	$133,424.82	696	54.00%	6.875%
121—180	16	2,171,509.20	2.11	135,719.33	598	62.27	8.278
181—240	3	599,179.38	0.58	199,726.46	648	65.71	6.921
241—300	8	794,624.78	0.77	99,328.10	621	71.78	7.848
301—360	537	99,450,133.58	96.41	185,195.78	607	78.05	8.592
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$64,958.55	0.06%	$64,958.55	673	20.00%	8.250%
20.01—25.00	3	260,604.12	0.25	86,868.04	563	21.87	9.324
25.01—30.00	1	171,400.30	0.17	171,400.30	693	27.89	8.700
30.01—35.00	4	426,880.86	0.41	106,720.22	620	33.05	8.747
35.01—40.00	7	1,007,769.73	0.98	143,967.10	592	36.77	8.734
40.01—45.00	7	929,820.81	0.90	132,831.54	575	42.10	8.531
45.01—50.00	20	2,904,226.62	2.82	145,211.33	596	48.40	8.212
50.01—55.00	18	3,102,295.91	3.01	172,349.77	617	52.71	7.828
55.01—60.00	20	3,430,642.53	3.33	171,532.13	617	57.36	7.884
60.01—65.00	33	6,134,070.08	5.95	185,880.91	625	63.09	7.933
65.01—70.00	38	6,456,218.16	6.26	169,900.48	607	68.64	8.289
70.01—75.00	65	11,725,912.67	11.37	180,398.66	593	73.97	8.465
75.01—80.00	99	18,551,995.88	17.99	187,393.90	595	79.40	8.777
80.01—85.00	96	19,492,820.89	18.90	203,050.22	596	84.56	8.755
85.01—90.00	116	24,637,947.52	23.89	212,396.10	621	89.65	8.627
90.01—95.00	17	2,698,523.90	2.62	158,736.70	640	94.68	8.335
95.01—100.00	20	1,152,783.23	1.12	57,639.16	663	99.97	11.904
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$64,958.55	0.06%	$64,958.55	673	20.00%	8.250%
20.01—25.00	3	260,604.12	0.25	86,868.04	563	21.87	9.324
25.01—30.00	1	171,400.30	0.17	171,400.30	693	27.89	8.700
30.01—35.00	4	426,880.86	0.41	106,720.22	620	33.05	8.747
35.01—40.00	7	1,007,769.73	0.98	143,967.10	592	36.77	8.734
40.01—45.00	7	929,820.81	0.90	132,831.54	575	42.10	8.531
45.01—50.00	20	2,904,226.62	2.82	145,211.33	596	48.40	8.212
50.01—55.00	17	2,990,624.36	2.90	175,919.08	620	52.64	7.793
55.01—60.00	20	3,430,642.53	3.33	171,532.13	617	57.36	7.884
60.01—65.00	33	6,134,070.08	5.95	185,880.91	625	63.09	7.933
65.01—70.00	38	6,360,977.97	6.17	167,394.16	602	68.49	8.352
70.01—75.00	65	11,725,912.67	11.37	180,398.66	593	73.97	8.465
75.01—80.00	95	17,960,317.05	17.41	189,055.97	595	79.21	8.800
80.01—85.00	96	19,492,820.89	18.90	203,050.22	596	84.56	8.755
85.01—90.00	116	24,637,947.52	23.89	212,396.10	621	89.65	8.627
90.01—95.00	17	2,698,523.90	2.62	158,736.70	640	94.68	8.335
95.01—100.00	25	1,951,373.80	1.89	78,054.95	656	91.79	10.177
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	65	$18,625,808.87	18.06%	$286,550.91	620	73.27%	8.184%
FL	101	16,344,320.46	15.85	161,824.96	601	75.85	8.731
NY	27	7,088,759.35	6.87	262,546.64	604	78.15	8.450
MD	28	6,018,981.33	5.84	214,963.62	597	76.00	8.709
VA	34	5,270,428.61	5.11	155,012.61	598	76.73	8.546
IL	27	5,049,542.05	4.90	187,020.08	582	81.15	9.381
WA	19	3,848,876.31	3.73	202,572.44	603	78.47	8.661
AZ	19	3,820,183.16	3.70	201,062.27	623	80.20	8.183
MA	14	3,367,922.84	3.27	240,565.92	645	78.09	7.247
CT	19	3,271,694.48	3.17	172,194.45	594	74.73	8.437
TX	23	3,005,865.68	2.91	130,689.81	587	83.63	9.270
NV	11	2,834,651.35	2.75	257,695.58	668	77.81	7.106
GA	23	2,718,101.76	2.64	118,178.34	579	80.91	10.272
PA	15	2,068,925.13	2.01	137,928.34	571	79.31	9.068
MN	9	1,664,994.21	1.61	184,999.36	640	85.13	7.762
Other	131	18,149,816.17	17.60	138,548.22	606	80.31	8.800
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	11	$1,994,134.06	1.93%	$181,284.91	639	72.35%	8.728%
Owner Occupied	551	100,542,792.96	97.47	182,473.31	607	77.79	8.564
Second Home	3	611,944.74	0.59	203,981.58	604	59.26	8.729
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	519	$94,466,866.33	91.58%	$182,017.08	606	77.52%	8.570%
PUD	25	4,769,966.15	4.62	190,798.65	639	80.84	8.017
2-4 Family	14	3,362,972.93	3.26	240,212.35	598	74.77	9.133
Condominium	5	371,304.97	0.36	74,260.99	620	74.36	9.018
Townhouse	2	177,761.38	0.17	88,880.69	543	77.79	10.742
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	449	$84,659,550.03	82.08%	$188,551.34	609	76.93%	8.508%
Rate/Term	96	15,437,984.39	14.97	160,812.34	600	80.08	8.823
Purchase	20	3,051,337.34	2.96	152,566.87	609	82.78	8.951
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	474	$85,793,964.89	83.17%	$180,999.93	607	78.20%	8.414%
Lite Documentation	1	219,445.06	0.21	219,445.06	651	80.00	6.900
Stated Documentation	90	17,135,461.81	16.61	190,394.02	608	74.41	9.361
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Fixed Rate Collateral)

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	2	$394,890.42	0.38%	$197,445.21	500	75.57%	10.120%
501—525	45	6,559,493.41	6.36	145,766.52	515	75.62	10.272
526—550	70	12,118,874.64	11.75	173,126.78	538	75.12	9.651
551—575	75	13,637,643.95	13.22	181,835.25	561	77.38	9.359
576—600	79	14,741,125.79	14.29	186,596.53	589	78.96	8.725
601—625	101	17,618,765.51	17.08	174,443.22	611	78.36	8.607
626—650	74	15,092,798.51	14.63	203,956.74	637	77.45	7.937
651—675	60	10,787,251.80	10.46	179,787.53	663	80.19	7.706
676—700	25	5,319,442.35	5.16	212,777.69	689	75.21	7.091
701—725	16	3,418,818.50	3.31	213,676.16	712	73.95	6.955
726—750	9	1,646,500.80	1.60	182,944.53	734	78.82	6.734
751—775	7	1,503,819.35	1.46	214,831.34	755	85.44	6.741
776—800	1	129,971.74	0.13	129,971.74	776	52.00	6.540
801—825	1	179,474.99	0.17	179,474.99	809	75.00	6.150
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	132	$20,695,829.69	20.06%	$156,786.59	589	79.19%	9.296%
12	30	7,368,385.81	7.14	245,612.86	596	75.65	8.531
24	10	1,820,298.80	1.76	182,029.88	589	82.97	9.231
36	393	73,264,357.46	71.03	186,423.30	614	77.17	8.350
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	541	$101,881,443.12	98.77%	$188,320.60	607	77.31%	8.525%
2	24	1,267,428.64	1.23	52,809.53	662	98.90	12.048
Total:	565	$103,148,871.76	100.00%	$182,564.37	607	77.57%	8.568%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$178,145,093.86
Number of Mortgage Loans:	706
Average Scheduled Principal Balance:	$252,330.16
Weighted Average Gross Coupon:	8.668%
Weighted Average Original Credit Score:	591
Weighted Average Original LTV Ratio²:	79.49%
Weighted Average Combined Original LTV Ratio²:	79.67%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.741%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.015%
Interest Only Loans:	0.00%
Silent Seconds:	0.93%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
40/30 2YR-ARM	389	$100,816,787.62	56.59%	$259,169.12	583	79.62%	8.921%
40/30 3YR-ARM	31	7,775,286.47	4.36	250,815.69	578	75.30	8.215
40/30 5YR-ARM	1	361,498.31	0.20	361,498.31	735	59.83	6.325
40/30 FIXED	114	24,926,545.38	13.99	218,653.91	592	79.18	8.907
50/30 2YR-ARM	84	23,487,979.03	13.18	279,618.80	597	80.58	8.482
50/30 3YR-ARM	41	8,955,645.37	5.03	218,430.37	609	81.23	7.397
50/30 5YR-ARM	3	825,801.48	0.46	275,267.16	658	74.74	7.366
50/30 FIXED	43	10,995,550.20	6.17	255,710.47	636	79.25	7.740
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	2	$402,945.82	0.23%	$201,472.91	717	56.44%	5.724%
6.001—6.500	16	4,131,841.17	2.32	258,240.07	647	73.18	6.240
6.501—7.000	42	10,524,115.44	5.91	250,574.18	649	74.95	6.779
7.001—7.500	57	16,714,754.35	9.38	293,241.30	610	76.98	7.351
7.501—8.000	84	23,527,302.71	13.21	280,086.94	617	79.00	7.804
8.001—8.500	79	18,840,000.01	10.58	238,481.01	599	79.11	8.314
8.501—9.000	142	35,538,454.00	19.95	250,270.80	579	80.16	8.807
9.001—9.500	103	27,439,410.95	15.40	266,402.05	573	81.71	9.294
9.501—10.000	104	23,588,268.46	13.24	226,810.27	568	80.79	9.772
10.001—10.500	44	10,556,158.48	5.93	239,912.69	562	80.27	10.241
10.501—11.000	22	4,955,063.00	2.78	225,230.14	559	82.20	10.741
11.001—11.500	7	1,452,758.29	0.82	207,536.90	573	84.97	11.238
11.501—12.000	4	474,021.18	0.27	118,505.30	558	77.82	11.716
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	36	$2,998,977.52	1.68%	$83,304.93	565	70.25%	9.523%
100,000.01—150,000.00	109	13,825,109.22	7.76	126,835.86	583	75.80	8.902
150,000.01—200,000.00	144	25,003,309.47	14.04	173,634.09	579	77.38	8.872
200,000.01—250,000.00	135	30,131,215.04	16.91	223,194.19	591	77.49	8.531
250,000.01—300,000.00	95	26,064,668.14	14.63	274,364.93	588	79.79	8.615
300,000.01—350,000.00	51	16,450,668.02	9.23	322,562.12	595	79.10	8.472
350,000.01—400,000.00	50	18,828,056.91	10.57	376,561.14	594	79.62	8.509
400,000.01—450,000.00	23	9,699,338.11	5.44	421,710.35	597	81.12	8.526
450,000.01—500,000.00	19	9,117,214.38	5.12	479,853.39	582	81.98	9.067
500,000.01—550,000.00	14	7,375,297.14	4.14	526,806.94	594	86.84	8.752
550,000.01—600,000.00	11	6,246,280.44	3.51	567,843.68	615	86.82	8.505
600,000.01—650,000.00	12	7,513,597.03	4.22	626,133.09	629	85.08	8.551
650,000.01—700,000.00	4	2,692,105.68	1.51	673,026.42	598	83.77	8.889
700,000.01—750,000.00	2	1,407,521.31	0.79	703,760.66	592	87.51	8.864
750,000.01—800,000.00	1	791,735.45	0.44	791,735.45	582	60.92	7.465
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
50,000.01—100,000.00	36	$2,998,977.52	1.68%	$83,304.93	565	70.25%	9.523%
100,000.01—150,000.00	109	13,825,109.22	7.76	126,835.86	583	75.80	8.902
150,000.01—200,000.00	147	25,601,801.01	14.37	174,161.91	580	76.48	8.862
200,000.01—250,000.00	132	29,532,723.50	16.58	223,732.75	590	78.28	8.533
250,000.01—300,000.00	95	26,064,668.14	14.63	274,364.93	588	79.79	8.615
300,000.01—350,000.00	52	16,800,621.37	9.43	323,088.87	594	78.72	8.514
350,000.01—400,000.00	49	18,478,103.56	10.37	377,104.15	595	79.97	8.471
400,000.01—450,000.00	23	9,699,338.11	5.44	421,710.35	597	81.12	8.526
450,000.01—500,000.00	19	9,117,214.38	5.12	479,853.39	582	81.98	9.067
500,000.01—550,000.00	14	7,375,297.14	4.14	526,806.94	594	86.84	8.752
550,000.01—600,000.00	11	6,246,280.44	3.51	567,843.68	615	86.82	8.505
600,000.01—650,000.00	12	7,513,597.03	4.22	626,133.09	629	85.08	8.551
650,000.01—700,000.00	4	2,692,105.68	1.51	673,026.42	598	83.77	8.889
700,000.01—750,000.00	2	1,407,521.31	0.79	703,760.66	592	87.51	8.864
750,000.01—800,000.00	1	791,735.45	0.44	791,735.45	582	60.92	7.465
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$198,554.41	0.11%	$198,554.41	620	18.18%	7.990%
20.01—25.00	1	99,978.25	0.06	99,978.25	556	22.22	8.940
25.01—30.00	2	267,895.55	0.15	133,947.78	582	29.47	8.649
30.01—35.00	2	289,936.32	0.16	144,968.16	587	33.72	8.908
35.01—40.00	7	1,415,697.42	0.79	202,242.49	577	37.76	8.241
40.01—45.00	9	1,560,328.76	0.88	173,369.86	597	43.16	8.573
45.01—50.00	9	1,323,015.87	0.74	147,001.76	584	48.15	8.457
50.01—55.00	21	4,254,707.78	2.39	202,605.13	599	52.33	8.275
55.01—60.00	19	3,801,389.81	2.13	200,073.15	598	57.71	7.729
60.01—65.00	39	9,135,645.62	5.13	234,247.32	584	63.49	8.340
65.01—70.00	42	10,265,586.09	5.76	244,418.72	584	68.82	8.252
70.01—75.00	87	20,969,517.75	11.77	241,028.94	584	74.22	8.765
75.01—80.00	131	32,912,238.89	18.47	251,238.46	578	79.50	8.712
80.01—85.00	141	36,769,174.61	20.64	260,774.29	586	84.56	8.727
85.01—90.00	183	51,828,398.59	29.09	283,215.29	604	89.74	8.861
90.01—95.00	11	2,823,213.22	1.58	256,655.75	651	94.94	8.009
95.01—100.00	1	229,814.92	0.13	229,814.92	676	100.00	8.250
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
15.01—20.00	1	$198,554.41	0.11%	$198,554.41	620	18.18%	7.990%
20.01—25.00	1	99,978.25	0.06	99,978.25	556	22.22	8.940
25.01—30.00	2	267,895.55	0.15	133,947.78	582	29.47	8.649
30.01—35.00	2	289,936.32	0.16	144,968.16	587	33.72	8.908
35.01—40.00	5	1,065,501.35	0.60	213,100.27	585	38.24	8.351
40.01—45.00	10	1,710,545.97	0.96	171,054.60	591	42.55	8.463
45.01—50.00	9	1,323,015.87	0.74	147,001.76	584	48.15	8.457
50.01—55.00	21	4,254,707.78	2.39	202,605.13	599	52.33	8.275
55.01—60.00	19	3,801,389.81	2.13	200,073.15	598	57.71	7.729
60.01—65.00	39	9,135,645.62	5.13	234,247.32	584	63.49	8.340
65.01—70.00	41	10,058,674.35	5.65	245,333.52	582	68.88	8.286
70.01—75.00	87	20,969,517.75	11.77	241,028.94	584	74.22	8.765
75.01—80.00	127	32,027,707.36	17.98	252,186.67	577	79.40	8.730
80.01—85.00	142	36,885,115.64	20.71	259,754.34	585	84.55	8.730
85.01—90.00	184	52,028,377.45	29.21	282,762.92	604	89.54	8.859
90.01—95.00	12	3,175,121.60	1.78	264,593.47	646	93.29	8.000
95.01—100.00	4	853,408.78	0.48	213,352.20	654	85.39	7.569
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	175	$58,187,086.69	32.66%	$332,497.64	592	76.04%	8.567%
FL	133	29,160,898.80	16.37	219,254.88	592	81.12	8.668
IL	52	11,546,176.22	6.48	222,041.85	589	82.54	9.094
AZ	47	10,039,135.91	5.64	213,598.64	593	82.49	8.485
MD	39	9,558,217.65	5.37	245,082.50	579	79.31	8.773
NJ	21	7,384,220.69	4.15	351,629.56	613	84.13	9.192
VA	32	6,695,070.10	3.76	209,220.94	583	82.04	8.413
NV	22	5,703,536.17	3.20	259,251.64	625	79.60	7.413
NY	16	4,823,669.93	2.71	301,479.37	592	77.98	8.643
MN	18	3,931,926.40	2.21	218,440.36	577	82.52	9.138
WA	18	3,841,595.93	2.16	213,422.00	592	76.33	8.422
MA	11	3,254,169.00	1.83	295,833.55	573	71.08	8.925
GA	14	2,733,800.51	1.53	195,271.47	571	85.79	9.532
CT	12	2,641,391.43	1.48	220,115.95	582	78.18	8.820
PA	12	2,249,694.85	1.26	187,474.57	559	80.95	9.267
Other	84	16,394,503.58	9.20	195,172.66	590	82.90	8.737
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	18	$3,207,214.68	1.80%	$178,178.59	614	74.07%	9.258%
Owner Occupied	683	173,723,472.19	97.52	254,353.55	590	79.60	8.658
Second Home	5	1,214,406.99	0.68	242,881.40	637	78.02	8.605
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	630	$157,072,793.63	88.17%	$249,321.89	589	79.51%	8.698%
PUD	42	10,982,392.18	6.16	261,485.53	614	80.56	8.087
2-4 Family	24	8,146,616.16	4.57	339,442.34	602	79.44	8.855
Condominium	7	1,608,106.80	0.90	229,729.54	593	71.39	8.634
Townhouse	3	335,185.09	0.19	111,728.36	581	74.12	9.400
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	606	$152,942,953.91	85.85%	$252,381.11	590	79.09%	8.678%
Rate/Term	76	18,011,290.57	10.11	236,990.67	587	80.91	8.582
Purchase	24	7,190,849.38	4.04	299,618.72	619	84.47	8.682
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	509	$121,259,484.81	68.07%	$238,230.81	586	79.98%	8.437%
Limited Documentation	5	829,211.35	0.47	165,842.27	614	78.75	8.654
Lite Documentation	3	1,181,437.15	0.66	393,812.38	560	70.24	8.193
Stated Documentation	189	54,874,960.55	30.80	290,343.71	602	78.63	9.190
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
476—500	2	$366,202.46	0.21%	$183,101.23	500	74.01%	10.704%
501—525	64	13,249,403.54	7.44	207,021.93	517	76.20	9.448
526—550	115	25,672,455.65	14.41	223,238.74	537	74.96	9.031
551—575	124	31,589,504.24	17.73	254,754.07	561	81.00	9.274
576—600	127	34,174,054.97	19.18	269,087.05	589	79.45	8.683
601—625	145	37,825,170.49	21.23	260,863.24	612	81.99	8.496
626—650	61	16,127,724.09	9.05	264,388.92	637	81.08	7.998
651—675	32	9,164,010.58	5.14	286,375.33	661	81.47	7.689
676—700	16	4,182,326.34	2.35	261,395.40	686	78.98	7.398
701—725	10	2,892,647.76	1.62	289,264.78	708	79.40	7.431
726—750	4	1,385,672.45	0.78	346,418.11	739	70.36	6.800
751—775	4	833,625.86	0.47	208,406.47	759	71.55	7.027
776—800	2	682,295.43	0.38	341,147.72	795	78.71	7.418
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	172	$42,110,037.90	23.64%	$244,825.80	587	81.44%	9.093%
6	1	463,449.35	0.26	463,449.35	603	90.00	11.200
12	34	9,995,665.15	5.61	293,990.15	592	75.90	8.978
24	336	87,099,621.70	48.89	259,225.06	584	79.30	8.712
36	163	38,476,319.76	21.60	236,051.04	611	78.60	7.996
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
1.500	549	142,222,998.28	79.84	259,058.28	587	79.57	8.698
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
1.000	529	137,888,489.66	77.40	260,658.77	588	79.63	8.699
1.500	20	4,334,508.62	2.43	216,725.43	563	77.62	8.685
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
3.001—4.000	2	402,945.82	0.23	201,472.91	717	56.44	5.724
4.001—5.000	28	6,812,192.92	3.82	243,292.60	629	78.26	6.648
5.001—6.000	413	111,881,562.76	62.80	270,899.67	589	80.80	8.754
6.001—7.000	93	20,750,998.41	11.65	223,129.02	564	73.77	9.051
7.001—8.000	13	2,375,298.37	1.33	182,715.26	566	79.60	9.385
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
11.001—12.000	2	402,945.82	0.23	201,472.91	717	56.44	5.724
12.001—13.000	37	9,824,576.66	5.51	265,529.10	627	76.35	6.674
13.001—14.000	109	30,924,924.54	17.36	283,714.90	609	78.39	7.661
14.001—15.000	170	43,721,786.98	24.54	257,186.98	584	79.45	8.626
15.001—16.000	170	43,244,621.09	24.27	254,380.12	573	81.08	9.462
16.001—17.000	54	12,643,602.85	7.10	234,140.79	562	80.65	10.267
17.001—18.000	7	1,460,540.34	0.82	208,648.62	560	81.67	11.086
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
5.001—6.000	2	402,945.82	0.23	201,472.91	717	56.44	5.724
6.001—7.000	36	9,318,994.17	5.23	258,860.95	628	76.26	6.573
7.001—8.000	111	31,644,900.07	17.76	285,089.19	609	78.24	7.629
8.001—9.000	176	45,105,332.80	25.32	256,280.30	583	79.47	8.648
9.001—10.000	172	43,406,075.46	24.37	252,360.90	572	81.14	9.507
10.001—11.000	47	11,179,925.23	6.28	237,870.75	565	80.78	10.400
11.001—12.000	5	1,164,824.73	0.65	232,964.95	570	83.56	11.257
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Balloon Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	157	$35,922,095.58	20.16%	$228,803.16	605	79.20%	8.550%
2008-12-01	1	195,844.16	0.11	195,844.16	512	40.00	10.650
2009-01-01	2	270,719.95	0.15	135,359.98	575	80.02	9.163
2009-02-01	7	1,280,094.32	0.72	182,870.62	557	71.32	9.126
2009-03-01	45	9,339,418.35	5.24	207,542.63	590	79.42	8.399
2009-04-01	49	11,039,831.32	6.20	225,302.68	570	80.98	8.934
2009-05-01	369	102,178,858.55	57.36	276,907.48	587	79.89	8.860
2010-02-01	1	109,909.09	0.06	109,909.09	613	52.38	9.150
2010-03-01	37	8,472,258.65	4.76	228,979.96	609	79.18	7.193
2010-04-01	21	4,398,095.71	2.47	209,433.13	589	79.52	7.966
2010-05-01	13	3,750,668.39	2.11	288,512.95	570	76.41	8.836
2012-03-01	3	963,321.03	0.54	321,107.01	713	69.72	6.656
2012-05-01	1	223,978.76	0.13	223,978.76	547	72.26	8.740
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%
Total:	706	$178,145,093.86	100.00%	$252,330.16	591	79.49%	8.668%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Collateral Summary

Statistics for the Mortgage Loans listed below are based on the Cut-off Date scheduled balances.

Scheduled Principal Balance:	$33,542,439.26
Number of Mortgage Loans:	103
Average Scheduled Principal Balance:	$325,654.75
Weighted Average Gross Coupon:	8.016%
Weighted Average Original Credit Score:	624
Weighted Average Original LTV Ratio²:	80.68%
Weighted Average Combined Original LTV Ratio²:	81.08%
Weighted Average Stated Remaining Term (months):	358
Weighted Average Original Term (months):	360
Weighted Average Original Roll Term¹ (months):	26
Weighted Average Gross Margin¹:	5.569%
Weighted Average Initial Rate Cap¹:	1.500%
Weighted Average Periodic Rate Cap¹:	1.016%
Interest Only Loans:	100.00%
Silent Seconds:	2.07%

(1)	Includes adjustable-rate Mortgage Loans only.

(2)
The original loan-to-value (“OLTV”) of a first-lien mortgage is a fraction, expressed as a percentage, the numerator of which is the principal balance of the Mortgage Loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan. The OLTV of a second lien Mortgage Loan is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such Mortgage Loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The combined original loan-to-value (“CLTV”) of a mortgage is a fraction, expressed as a percentage, the numerator of which is (i) the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) either (x) for junior lien Mortgage Loans the outstanding balance of the senior lien mortgage loan at the date of origination of such Mortgage Loan, or (y) for first-lien Mortgage Loans the outstanding balance of any junior lien mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the Mortgage Loan.

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Product Type

Product Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
2YR-ARM 10YR-IO	10	$3,204,200.00	9.55%	$320,420.00	626	85.56%	8.777%
2YR-ARM 2YR-IO	1	620,000.00	1.85	620,000.00	616	85.52	7.350
2YR-ARM 5YR-IO	64	21,149,443.26	63.05	330,460.05	619	79.68	7.988
30 Fixed 10YR-IO	2	695,998.58	2.07	347,999.29	621	72.80	9.225
30 FIXED 5YR-IO	8	2,554,000.00	7.61	319,250.00	642	86.69	8.019
3YR-ARM 10YR-IO	1	450,000.00	1.34	450,000.00	667	84.11	8.100
3YR-ARM 5YR-IO	17	4,868,797.42	14.52	286,399.85	636	78.88	7.542
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Current Gross Mortgage Rate

Current Gross Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
5.501—6.000	3	$530,000.00	1.58%	$176,666.67	709	84.35%	5.833%
6.001—6.500	2	883,097.42	2.63	441,548.71	642	60.76	6.391
6.501—7.000	11	3,797,799.05	11.32	345,254.46	644	78.59	6.789
7.001—7.500	14	5,641,969.21	16.82	402,997.80	625	78.21	7.349
7.501—8.000	26	6,532,268.58	19.47	251,241.10	613	79.77	7.767
8.001—8.500	16	5,465,600.00	16.29	341,600.00	620	84.32	8.288
8.501—9.000	18	6,893,800.00	20.55	382,988.89	618	83.83	8.713
9.001—9.500	6	1,781,750.00	5.31	296,958.33	626	77.00	9.360
9.501—10.000	6	1,331,905.00	3.97	221,984.17	618	84.85	9.847
10.001—10.500	1	684,250.00	2.04	684,250.00	640	85.00	10.250
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Original Principal Balance

Original Mortgage Loan Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
100,000.01—150,000.00	10	$1,266,148.58	3.77%	$126,614.86	635	69.85%	8.112%
150,000.01—200,000.00	12	2,088,270.00	6.23	174,022.50	632	78.55	8.145
200,000.01—250,000.00	22	4,780,350.00	14.25	217,288.64	627	78.73	7.855
250,000.01—300,000.00	15	4,167,354.05	12.42	277,823.60	627	82.48	7.899
300,000.01—350,000.00	9	2,987,297.00	8.91	331,921.89	617	75.34	8.169
350,000.01—400,000.00	9	3,413,150.00	10.18	379,238.89	622	86.04	8.220
400,000.01—450,000.00	4	1,782,000.00	5.31	445,500.00	613	84.80	7.753
450,000.01—500,000.00	7	3,343,050.00	9.97	477,578.57	613	83.21	7.932
500,000.01—550,000.00	2	1,058,270.00	3.16	529,135.00	619	86.86	7.490
550,000.01—600,000.00	5	2,889,899.63	8.62	577,979.93	626	81.03	8.189
600,000.01—650,000.00	4	2,513,500.00	7.49	628,375.00	615	78.17	7.851
650,000.01—700,000.00	2	1,361,950.00	4.06	680,975.00	628	87.49	8.877
800,000.01—850,000.00	1	841,200.00	2.51	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	3.13	1,050,000.00	622	69.08	8.625
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Current Unpaid Principal Balance

Current Unpaid Principal Balance ($)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
100,000.01—150,000.00	10	$1,266,148.58	3.77%	$126,614.86	635	69.85%	8.112%
150,000.01—200,000.00	12	2,088,270.00	6.23	174,022.50	632	78.55	8.145
200,000.01—250,000.00	22	4,780,350.00	14.25	217,288.64	627	78.73	7.855
250,000.01—300,000.00	15	4,167,354.05	12.42	277,823.60	627	82.48	7.899
300,000.01—350,000.00	9	2,987,297.00	8.91	331,921.89	617	75.34	8.169
350,000.01—400,000.00	9	3,413,150.00	10.18	379,238.89	622	86.04	8.220
400,000.01—450,000.00	4	1,782,000.00	5.31	445,500.00	613	84.80	7.753
450,000.01—500,000.00	7	3,343,050.00	9.97	477,578.57	613	83.21	7.932
500,000.01—550,000.00	2	1,058,270.00	3.16	529,135.00	619	86.86	7.490
550,000.01—600,000.00	5	2,889,899.63	8.62	577,979.93	626	81.03	8.189
600,000.01—650,000.00	4	2,513,500.00	7.49	628,375.00	615	78.17	7.851
650,000.01—700,000.00	2	1,361,950.00	4.06	680,975.00	628	87.49	8.877
800,000.01—850,000.00	1	841,200.00	2.51	841,200.00	692	85.00	6.990
1,000,000.01 >=	1	1,050,000.00	3.13	1,050,000.00	622	69.08	8.625
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Remaining Term to Maturity

Remaining Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Original Term to Maturity

Original Term (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
301—360	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Original Loan-to-Value Ratio

Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30.01—35.00	1	$100,998.58	0.30%	$100,998.58	657	31.56%	7.750%
35.01—40.00	1	176,000.00	0.52	176,000.00	612	37.45	9.200
45.01—50.00	5	1,015,800.00	3.03	203,160.00	597	48.12	7.992
50.01—55.00	2	485,000.00	1.45	242,500.00	650	52.73	6.847
55.01—60.00	4	1,512,100.00	4.51	378,025.00	627	59.32	7.086
60.01—65.00	2	659,497.00	1.97	329,748.50	618	62.56	6.806
65.01—70.00	4	1,970,670.00	5.88	492,667.50	613	69.14	7.765
70.01—75.00	9	2,402,500.00	7.16	266,944.44	612	73.62	7.939
75.01—80.00	15	3,862,400.00	11.51	257,493.33	631	79.95	7.883
80.01—85.00	22	8,951,319.63	26.69	406,878.17	622	84.28	8.235
85.01—90.00	35	11,508,404.05	34.31	328,811.54	628	89.46	8.181
90.01—95.00	3	897,750.00	2.68	299,250.00	649	95.00	7.974
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Combined Original Loan-to-Value Ratio

Combined Original Loan-to-Value Ratio (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
30.01—35.00	1	$100,998.58	0.30%	$100,998.58	657	31.56%	7.750%
35.01—40.00	1	176,000.00	0.52	176,000.00	612	37.45	9.200
45.01—50.00	5	1,015,800.00	3.03	203,160.00	597	48.12	7.992
50.01—55.00	2	485,000.00	1.45	242,500.00	650	52.73	6.847
55.01—60.00	4	1,512,100.00	4.51	378,025.00	627	59.32	7.086
60.01—65.00	2	659,497.00	1.97	329,748.50	618	62.56	6.806
65.01—70.00	4	1,970,670.00	5.88	492,667.50	613	69.14	7.765
70.01—75.00	9	2,402,500.00	7.16	266,944.44	612	73.62	7.939
75.01—80.00	11	3,168,400.00	9.45	288,036.36	626	79.94	7.901
80.01—85.00	22	8,951,319.63	26.69	406,878.17	622	84.28	8.235
85.01—90.00	35	11,508,404.05	34.31	328,811.54	628	89.46	8.181
90.01—95.00	4	1,005,750.00	3.00	251,437.50	650	93.39	8.111
95.01—100.00	3	586,000.00	1.75	195,333.33	653	80.00	7.531
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by State

State	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
CA	37	$14,624,496.63	43.60%	$395,256.67	621	78.58%	7.928%
FL	22	5,152,723.58	15.36	234,214.71	623	79.97	8.105
MD	7	2,601,750.00	7.76	371,678.57	619	83.06	8.240
IL	5	2,471,700.00	7.37	494,340.00	617	79.74	8.498
VA	5	1,293,500.00	3.86	258,700.00	613	77.74	8.184
AZ	5	1,134,100.00	3.38	226,820.00	656	85.00	7.780
CT	4	904,499.05	2.70	226,124.76	641	86.39	7.022
MA	2	735,500.00	2.19	367,750.00	676	89.15	7.161
WA	2	712,400.00	2.12	356,200.00	668	82.60	7.752
NV	1	620,000.00	1.85	620,000.00	616	85.52	7.350
NY	1	480,000.00	1.43	480,000.00	607	84.96	8.290
OR	1	450,000.00	1.34	450,000.00	592	90.00	7.640
TN	2	357,170.00	1.06	178,585.00	621	78.55	8.766
GA	1	323,000.00	0.96	323,000.00	630	85.00	9.900
NH	1	323,000.00	0.96	323,000.00	601	85.00	7.425
Other	7	1,358,600.00	4.05	194,085.71	632	84.75	8.455
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Occupancy Type

Occupancy	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Investment Property	4	$1,147,250.00	3.42%	$286,812.50	644	79.56%	9.735%
Owner Occupied	98	32,065,189.26	95.60	327,195.81	623	80.78	7.943
Second Home	1	330,000.00	0.98	330,000.00	654	75.00	9.225
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Property Type

Property Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Single Family	90	$29,112,984.63	86.79%	$323,477.61	624	79.88%	8.002%
PUD	6	1,902,505.00	5.67	317,084.17	615	85.98	8.097
2-4 Family	3	1,420,749.63	4.24	473,583.21	627	83.94	8.663
Condominium	3	816,450.00	2.43	272,150.00	663	86.33	6.975
Townhouse	1	289,750.00	0.86	289,750.00	624	95.00	8.700
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Loan Purpose

Loan Purpose	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Cash Out	83	$28,301,084.63	84.37%	$340,976.92	625	79.55%	7.956%
Purchase	10	2,163,855.00	6.45	216,385.50	631	84.96	8.756
Rate/Term	10	3,077,499.63	9.17	307,749.96	617	88.15	8.055
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Documentation Type

Documentation Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Full/Alt Documentation	68	$22,485,115.05	67.03%	$330,663.46	622	81.81%	7.819%
Lite Documentation	1	481,500.00	1.44	481,500.00	572	90.00	8.600
Stated Documentation	34	10,575,824.21	31.53	311,053.65	631	77.86	8.409
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Credit Score

Credit Score Range	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
551—575	2	$820,300.00	2.45%	$410,150.00	569	72.79%	8.166%
576—600	22	6,720,099.21	20.03	305,459.06	591	78.60	8.047
601—625	33	11,857,120.00	35.35	359,306.67	613	81.20	8.155
626—650	22	7,562,852.42	22.55	343,766.02	636	81.20	8.165
651—675	18	4,730,367.63	14.10	262,798.20	661	81.25	7.847
676—700	4	1,386,200.00	4.13	346,550.00	690	82.44	6.957
726—750	2	465,500.00	1.39	232,750.00	730	92.24	6.254
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Original Prepayment Penalty Term

Prepayment Penalty Terms (months)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
0	20	$7,527,750.00	22.44%	$376,387.50	617	81.29%	8.511%
12	3	898,099.05	2.68	299,366.35	624	81.47	7.985
24	58	18,780,044.21	55.99	323,793.87	620	80.65	8.000
36	22	6,336,546.00	18.89	288,024.82	645	79.97	7.483
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Initial Interest Rate Cap

Initial Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
1.500	93	30,292,440.68	90.31	325,725.17	623	80.36	7.989
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Periodic Interest Rate Cap

Periodic Cap (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
1.000	88	29,320,990.68	87.41	333,193.08	623	80.17	7.980
1.500	5	971,450.00	2.90	194,290.00	622	85.93	8.248
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Gross Margin

ARM Margin (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
3.001—4.000	2	380,000.00	1.13	190,000.00	713	88.04	5.776
4.001—5.000	7	1,959,246.47	5.84	279,892.35	642	75.60	6.789
5.001—6.000	76	25,420,944.58	75.79	334,486.11	622	80.05	8.076
6.001—7.000	7	2,170,999.63	6.47	310,142.80	605	86.17	8.182
7.001—8.000	1	361,250.00	1.08	361,250.00	615	85.00	9.500
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
11.001—12.000	2	380,000.00	1.13	190,000.00	713	88.04	5.776
12.001—13.000	12	4,597,896.47	13.71	383,158.04	636	76.16	6.802
13.001—14.000	34	10,648,189.21	31.75	313,182.04	618	78.08	7.533
14.001—15.000	32	11,124,950.00	33.17	347,654.69	618	83.41	8.483
15.001—16.000	12	2,857,155.00	8.52	238,096.25	624	81.62	9.424
16.001—17.000	1	684,250.00	2.04	684,250.00	640	85.00	10.250
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Minimum Mortgage Rate

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
5.001—6.000	2	380,000.00	1.13	190,000.00	713	88.04	5.776
6.001—7.000	12	4,424,396.47	13.19	368,699.71	639	74.37	6.714
7.001—8.000	37	11,305,239.21	33.70	305,547.01	618	78.91	7.571
8.001—9.000	31	11,129,300.00	33.18	359,009.68	617	83.76	8.515
9.001—10.000	10	2,369,255.00	7.06	236,925.50	625	79.90	9.591
10.001—11.000	1	684,250.00	2.04	684,250.00	640	85.00	10.250
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

The Mortgage Loans (Interest Only Collateral)

Distribution by Initial Rate Adjustment Date

Initial Interest Rate Adjustment Date	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
Fixed Loans	10	$3,249,998.58	9.69%	$324,999.86	638	83.71%	8.277%
2009-01-01	3	680,600.00	2.03	226,866.67	618	82.80	8.224
2009-02-01	3	1,127,449.63	3.36	375,816.54	608	88.54	7.969
2009-03-01	10	3,590,998.63	10.71	359,099.86	632	78.70	7.949
2009-04-01	3	687,455.00	2.05	229,151.67	644	86.68	8.719
2009-05-01	56	18,887,140.00	56.31	337,270.36	617	80.16	8.075
2010-02-01	1	400,000.00	1.19	400,000.00	653	80.00	7.240
2010-03-01	9	2,429,997.42	7.24	269,999.71	636	81.24	7.632
2010-04-01	3	635,800.00	1.90	211,933.33	616	64.98	7.106
2010-05-01	5	1,853,000.00	5.52	370,600.00	646	81.58	7.773
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

Distribution by Lien Type

Lien Type	Number of Mortgage Loans	Current Unpaid Principal Balance	Percentage of Current Unpaid Principal Balance	Average Current Unpaid Principal Balance	Weighted Average Credit Score	Weighted Average Original Loan- to-Value Ratio	Weighted Average Gross Coupon
1	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%
Total:	103	$33,542,439.26	100.00%	$325,654.75	624	80.68%	8.016%

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.

Carrington Mortgage Loan Trust, Series 2007-HE1 Asset Backed Pass-Through Certificates	$361,018,000 (approximate) June 25, 2007

Contact List

Bear Stearns Contacts

Name:	Telephone:	E-Mail:

Kyriacos Kyriacou Sr. Managing Director, Banking	(212) 272-2507	kkyriacou@bear.com

Sally Kawana Managing Director, Banking	(212) 272-3509	skawana@bear.com

Thomas Durkin Associate Director, Structuring	(212) 272-5451	tdurkin@bear.com

Derek Schaible Associate Director, Structuring	(212) 272-5451	dschaible@bear.com

Paul Nostro Analyst, Collateral	(212) 272-7621	pnostro@bear.com

Charles Mehl Analyst, Collateral	(212) 272-2274	cmehl@bear.com

Bear Stearns Trading & Syndicate Contacts

Name:	Telephone:	E-Mail:

Jeffrey Verschleiser Sr. Managing Director, Trading	(212) 272-5451	jverschleiser@bear.com

Scott Eichel Sr. Managing Director, Trading	(212) 272-5451	seichel@bear.com

Carol Fuller Sr. Managing Director, Syndicate	(212) 272-4955	cfuller@bear.com

Jayme Fagas Managing Director, Syndicate	(212) 272-4955	jfagas@bear.com

Rating Agency Contacts

Name:	Telephone:	E-Mail:

DBRS Sagar Kongettira	212-806-3266	skongettira@dbrs.com

Fitch Joanna Su Kei Ishidoya	212-908-0656 212-908-0238	joanna.su@fitchratings.com kei.ishidoya@fitchratings.com

Moody’s Jefferson Ganoza	212-553-4631	Jefferson.Ganoza@moodys.com

Standard and Poor’s David Hongwei Wang	212-438-1580	david_hongweiwang@standardandpoors.com

The Depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the SEC) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor and the offering.